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EXHIBIT 10.4











                                    FORM OF

                        KRISPY KREME DOUGHNUT CORPORATION

                               FRANCHISE AGREEMENT






                                            ____________________________________
                                            OWNER


                                            ____________________________________
                                            DATE OF AGREEMENT


                                            ____________________________________
                                            ADDRESS OF STORE


                                            STORE NUMBER _______________________




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                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

1.       PREAMBLES, ACKNOWLEDGMENTS AND GRANT OF FRANCHISE....................1

         A.       PREAMBLES...................................................1
         B.       ACKNOWLEDGMENTS.............................................2
         C.       CORPORATION, LIMITED LIABILITY COMPANY OR PARTNERSHIP.......2
         D.       GRANT OF FRANCHISE..........................................3
         E.       TERRITORIAL RIGHTS..........................................3
         F.       RIGHTS WE RESERVE...........................................4

2.       SITE SELECTION, LEASE OF SITE AND DEVELOPMENT OF STORE...............4

         A.       SITE SELECTION..............................................4
         B.       LEASE OF SITE...............................................5
         C.       STORE DEVELOPMENT...........................................5
         D.       BUILDING, EQUIPMENT, FIXTURES, FURNISHINGS, AND SIGNS.......6
         E.       DOUGHNUT MIXES..............................................6
         F.       SUPPLY PURCHASE PROGRAM.....................................6
         G.       COMPUTER SYSTEM.............................................7
         H.       STORE OPENING...............................................7
         I.       GRAND OPENING PUBLIC RELATIONS AND MARKETING PROGRAM........8

3.       FEES.................................................................8

         A.       INITIAL FEE.................................................8
         B.       ROYALTIES...................................................8
         C.       DEFINITION OF "GROSS SALES".................................9
         D.       INTEREST ON LATE PAYMENTS...................................9
         E.       APPLICATION OF PAYMENTS.....................................9

4.       TRAINING AND ASSISTANCE.............................................10

         A.       TRAINING...................................................10
         B.       GENERAL GUIDANCE...........................................10
         C.       MANUALS....................................................11

5.       MARKS...............................................................11

         A.       OWNERSHIP AND GOODWILL OF MARKS............................11
         B.       LIMITATIONS ON YOUR USE OF MARKS...........................11
         C.       NOTIFICATION OF INFRINGEMENTS AND CLAIMS...................12
         D.       DISCONTINUANCE OF USE OF MARKS.............................12
         E.       INDEMNIFICATION OF OWNER...................................12

6.       CONFIDENTIAL INFORMATION............................................13


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7.       EXCLUSIVE RELATIONSHIP..............................................14

8.       SYSTEM STANDARDS....................................................15

         A.       COMPLIANCE WITH SYSTEM STANDARDS...........................15
         B.       MODIFICATION OF SYSTEM STANDARDS...........................17
         C.       MANAGEMENT OF THE STORE....................................18

9.       PUBLIC RELATIONS AND ADVERTISING....................................18

         A.       PUBLIC RELATIONS AND ADVERTISING PROGRAM FUND..............18
         B.       BY YOU.....................................................20

10.      RECORDS, REPORTS AND FINANCIAL STATEMENTS...........................20

11.      INSPECTIONS AND AUDITS..............................................22

         A.       OUR RIGHT TO INSPECT THE STORE.............................22
         B.       OUR RIGHT TO AUDIT.........................................22

12.      TRANSFER............................................................23

         A.       BY US......................................................23
         B.       BY YOU.....................................................23
         C.       CONDITIONS FOR APPROVAL OF TRANSFER........................24
         D.       TRANSFER TO A WHOLLY-OWNED CORPORATION OR LIMITED
                  LIABILITY COMPANY..........................................25
         E.       YOUR DEATH OR DISABILITY...................................26
         F.       EFFECT OF CONSENT TO TRANSFER..............................27
         G.       OUR RIGHT OF FIRST REFUSAL.................................27

13.      EXPIRATION OF THIS AGREEMENT........................................29

         A.       YOUR RIGHT TO ACQUIRE A SUCCESSOR FRANCHISE................29
         B.       GRANT OF A SUCCESSOR FRANCHISE.............................29
         C.       AGREEMENTS/RELEASES........................................30

14.      TERMINATION OF AGREEMENT............................................31

         A.       BY YOU.....................................................31
         B.       BY US......................................................31

15.      OUR AND YOUR RIGHTS AND OBLIGATIONS UPON TERMINATION OR
         EXPIRATION OF THIS AGREEMENT........................................32

         A.       PAYMENT OF AMOUNTS OWED TO US .............................32
         B.       MARKS......................................................33
         C.       CONFIDENTIAL INFORMATION...................................34
         D.       COVENANT NOT TO COMPETE....................................34
         E.       OUR RIGHT TO PURCHASE STORE................................35
         F.       OPTION TO BUY CERTAIN FIXTURES AND EQUIPMENT...............36
         G.       CONTINUING OBLIGATIONS.....................................37


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16.      RELATIONSHIP OF THE PARTIES/INDEMNIFICATION.........................37

         A.       INDEPENDENT CONTRACTORS....................................37
         B.       NO LIABILITY FOR ACTS OF OTHER PARTY.......................37
         C.       TAXES......................................................37
         D.       INDEMNIFICATION............................................38

17.      SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS...................38

18.      WAIVER OF OBLIGATIONS...............................................39

19.      COSTS AND ATTORNEYS' FEES...........................................40

20.      YOU MAY NOT WITHHOLD PAYMENTS DUE TO US.............................40

21.      RIGHTS OF PARTIES ARE CUMULATIVE....................................40

22.      MEDIATION...........................................................40

23.      ARBITRATION.........................................................41

24.      GOVERNING LAW.......................................................43

25.      CONSENT TO JURISDICTION.............................................43

26.      WAIVER OF PUNITIVE DAMAGES..........................................43

27.      WAIVER OF JURY TRIAL................................................44

28.      BINDING EFFECT......................................................44

29.      LIMITATIONS OF CLAIMS...............................................44

30.      CONSTRUCTION........................................................44

31.      NOTICES AND PAYMENTS................................................45




EXHIBITS

EXHIBIT A  -  LISTING OF OWNERSHIP INTERESTS
EXHIBIT B  -  TERRITORY
EXHIBIT C  -  EQUIPMENT AND FIXTURES
EXHIBIT D  -  GRAND OPENING ADVERTISING AND PROMOTION PROGRAM





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                        KRISPY KREME DOUGHNUT CORPORATION
                               FRANCHISE AGREEMENT


         THIS FRANCHISE AGREEMENT (the "Agreement") is made and entered into this ____ day of ________________, 199___, by and between KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation, with its principal business address at P.O. Box 83, Winston-Salem, North Carolina 27102 (referred to in this Agreement as "we," "us" or "our"), and ________________________________________,
whose principal business address is ____________________________________________
(referred to in this Agreement as "you," "your" or "Owner").

1.   PREAMBLES, ACKNOWLEDGMENTS AND GRANT OF FRANCHISE.

         A.   PREAMBLES

         We and our subsidiaries have expended considerable time and effort in developing store facilities that offer and serve a variety of fresh doughnuts (including among others, yeast raised doughnuts, cake doughnuts, miniature doughnuts and doughnut holes (some of which have various types and flavors of fillings, glazes or other coatings), certain other food products and beverages and food services (collectively referred to in this Agreement as "Products"). The store concept is a building of stick-built construction with a single drive-thru corridor and an indoor dining facility known as a KRISPY KREME STORE which operates under distinctive business formats, methods, procedures, designs, layouts, standards and specifications, all of which we may improve, further develop or otherwise modify from time to time. Our subsidiary, HDN CORPORATION, owns and has licensed us or our affiliates to use, promote and sublicense certain trademarks, service marks and other commercial symbols in the operation of a KRISPY KREME STORE (including the trade and service marks "KRISPY KREME" and "HOT DOUGHNUTS NOW" and associated logos), which have gained and continue to gain public acceptance and goodwill, and we may hereafter create, use and license additional trademarks, service marks and commercial symbols in conjunction with the operation of KRISPY KREME STORES (collectively, the "Marks"). KRISPY KREME STORES sell Products at retail to customers for their consumption; deli-bakery sales and direct store delivery ("DSD") sales to food wholesalers, convenience stores, grocery stores, other institutions and other chain stores for resale and, to charitable, educational and other nonprofit organizations that resell Products in various kinds of fund raising activities; and Products and items bearing the Marks to retail establishments and to national accounts we have agreed to serve.

         We grant to persons who meet our qualifications and are willing to undertake the investment and effort a franchise to own and operate a KRISPY KREME STORE offering the products and services we authorize and approve and utilizing our business formats, methods, procedures, signs, designs, layouts, doughnut mixes, equipment, standards and specifications and the Marks (the "System"). You have applied for a franchise to own and operate a KRISPY KREME STORE.



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         B.   ACKNOWLEDGMENTS

         You acknowledge that you have read this Agreement and our Franchise Offering Circular and understand and accept the terms, conditions and covenants contained in this Agreement as being reasonably necessary to maintain our high standards of quality and service and the uniformity of those standards at each KRISPY KREME STORE and thereby to protect and preserve the goodwill of the Marks. You acknowledge that you have conducted an independent investigation of the business venture contemplated by this Agreement and recognize that, like any other business, the nature of the business conducted by a KRISPY KREME STORE may evolve and change over time, that an investment in a KRISPY KREME STORE involves business risks and that your business abilities and efforts are vital to the success of the venture. Any information you acquire from other KRISPY KREME STORE franchisees relating to their sales, profits or cash flows does not constitute information obtained from us, nor do we make any representation as to the accuracy of any such information. You acknowledge that, in all of their dealings with you, our officers, directors, employees and agents act only in a representative, and not in an individual, capacity. All business dealings between you and such persons as a result of this Agreement are solely between you and us. You further acknowledge that we have advised you to have this Agreement reviewed and explained to you by an attorney.

         You represent to us, as an inducement to our entry into this Agreement, that all statements you have made and all materials you have submitted to us in connection with your application for and purchase of the franchise are accurate and complete and that you have made no misrepresentations or material omissions in obtaining the franchise. We have approved your application for a franchise for a KRISPY KREME STORE in reliance upon all of your representations to us.

         C.   CORPORATION, LIMITED LIABILITY COMPANY OR PARTNERSHIP

         If you are at any time a corporation, limited liability company or partnership, you agree and represent that:

         (1) You will have the authority to execute, deliver and perform your obligations under this Agreement and are duly organized or formed and validly existing in good standing under the laws of the state of your incorporation or formation;

         (2) Your organizational documents or partnership agreement will recite that the issuance and transfer of your ownership interests are restricted by the terms of this Agreement, and all certificates and other documents representing your ownership interests will bear a legend referring to the restrictions of this Agreement;

         (3) Exhibit A to this Agreement will completely and accurately describe all of your owners and their interests in you; and

         (4) Each of your owners at any time during the term of this Agreement will sign an agreement in the form that we prescribe undertaking to be bound jointly and severally by all


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provisions of this Agreement and any ancillary agreements between you and us.
You and your owners agree to sign and deliver to us such revised Exhibits A as may be necessary to reflect any changes in the information contained therein and to furnish such other information about your organization or formation as we may request.

         D.   GRANT OF FRANCHISE

         You have applied for a franchise to own and operate a KRISPY KREME STORE at and from _________________________________________________(the "Site").
Subject to the terms of and upon the conditions contained in this Agreement, we hereby grant you a franchise (the "Franchise") to operate a Krispy Kreme store (the "STORE") at the Site, and to use the System in the operation thereof, for a term commencing on the date of this Agreement and expiring fifteen (15) years from such date, unless sooner terminated in accordance with Section 14 hereof.

         You agree that you or your General Manager will at all times faithfully, honestly and diligently perform your obligations hereunder, operate the STORE in full compliance with this Agreement and not engage in any other business or activity that conflicts with your obligations to operate the STORE in compliance with this Agreement. You may not operate the STORE from any site other than the Site without our prior written consent. If we consent to the relocation of the STORE, we have the right to charge you for the expenses we incur in connection with the relocation. You agree that the STORE will sell Products only as follows: at retail to consumers for their own consumption; Deli Bakery Sales to food wholesalers, grocery stores, other institutions or other chain stores; and to charitable, educational and other nonprofit organizations that will resell them to raise funds for such organizations. For purposes of this Agreement, Deli Bakery Sales shall mean sales of packaged or unpackaged products which may be delivered by you or sold on site to food wholesalers, convenience stores, grocery stores, other institutions and other chain stores for resale by them under our Marks or the marks of the purchasing entity. You will use your best efforts actively to solicit food wholesalers, convenience stores, grocery stores, other institutions or other chain stores for Deli Bakery Sales. You will also be required to successfully complete our deli bakery training program. With the sole exceptions of charitable, educational and other nonprofit organizations and Deli Bakery Sales, you agree that neither you nor the STORE will sell Products to any other buyer for resale by such buyer. As long as you are in full compliance with this Agreement, any Development Agreement and all other agreements with us, you may make Deli Bakery Sales to locations outside of the Territory as set forth in Exhibit B, provided that such locations are not outside of any Development Area previously granted to you or within the territory or development area of any current or future franchisee or developer. If at any time you are no longer in compliance with any agreement with us, you must, among other things, cease all Deli Bakery Sales outside of the Territory upon our written request.

         E.   TERRITORIAL RIGHTS.

         Provided you are in full compliance with this Agreement, neither we nor any of our affiliates will during the term of the Agreement own, operate or grant franchises for the operation of a KRISPY KREME STORE or sell any products identified by the Marks or made utilizing the


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recipes of the Products within the Territory described on Exhibit B (the
"Territory") other than the franchise granted to you under this Agreement. As long as you are in full compliance with this Agreement, any Development Agreement and all other agreements with us during the term of this Agreement, we will not solicit or make, and we will contractually prohibit other franchisees from soliciting or making, Deli Bakery Sales to any account or location to which you have made sales continuously over the prior 12-month period (subject to the provisions of Section 1.D. hereof). Accordingly, you shall not make any Deli Bakery Sales to any account or location to which another franchisee has made sales continuously over the prior 12-month period.

         F.   RIGHTS WE RESERVE.

         We (and our subsidiaries) retain the right in our sole discretion:

         (1) to establish KRISPY KREME STORES, and grant to other persons and legal entities the right to establish, KRISPY KREME STORES at any location, without regard to proximity to the KRISPY KREME STORE and, on such terms and conditions as we deem appropriate provided, however, that we will not own, operate or grant franchises for the operation of a KRISPY KREME STORE or sell any products identified by the Marks or made utilizing the recipes of the Products within the Territory if you are in compliance with this Agreement; and

         (2) to acquire and operate, or be acquired by, any company, including, without limitation, a company operating one or more food service businesses (including food service businesses selling doughnuts), located or operating within the Territory.

2. SITE SELECTION, LEASE OF SITE AND DEVELOPMENT OF STORE.

         A.   SITE SELECTION.

         You acknowledge that, prior to signing this Agreement, you (with or without our assistance) located and we approved the Site. You acknowledge and agree that our recommendation or approval of the Site, and any information regarding the Site communicated to you, do not constitute a guarantee, assurance, representation or warranty of any kind, express or implied, as to the suitability of the Site for a KRISPY KREME STORE or for any other purpose. Our recommendation or approval of the Site indicates only that we believe that the Site falls within the acceptable criteria for sites that we have established as of the time of our recommendation or approval of the Site. Application of criteria that have appeared effective with respect to other sites may not accurately reflect the potential for all sites, and, after our approval of a site, demographic and/or other factors included in or excluded from our criteria could change, thereby altering the potential of a site. The uncertainty and instability of such criteria are beyond our control, and we will not be responsible for the failure of a site we have recommended or approved to meet expectations as to potential revenue or operational criteria. You acknowledge and agree that your acceptance of the Franchise is based on your own independent investigation of the suitability of the Site.


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         You must also cause to be prepared and submit for approval by us a site plan and any modifications to our basic architectural plans and specifications for the Store, including requirements for dimensions, exterior design, materials, interior layout, equipment, fixtures, furniture, signs and decorating. You understand that you may modify our basic plans and specifications only to the extent required to comply with applicable ordinances, building codes and permit requirements and only with our prior written approval.

         B.   LEASE OF SITE.

         You acknowledge that you have purchased the Site, or that we and you have approved the lease or sublease for the Site, prior to or simultaneously with the signing of this Agreement. If applicable, you are obligated to deliver a copy of the signed lease to us within fifteen (15) days after it is signed by you and the lessor. At our request, you agree that unless you are prohibited by the terms of the lease from doing so, you will collaterally assign the lease or sublease for the Site to us as security for your timely performance of all obligations under this Agreement and secure the lessor's consent to the collateral assignment. You acknowledge that our approval of the lease or sublease for the Site does not constitute a guarantee, assurance, representation or warranty, express or implied, of the successful operation or profitability of a KRISPY KREME STORE operated at the Site. Such approval indicates only that we believe that the Site and the terms of the lease or sublease fall within the acceptable criteria we have established as of the time of our approval. You further acknowledge that we have advised you to have an attorney review and evaluate the lease or sublease.

         C.   STORE DEVELOPMENT.

         You are responsible for developing the STORE. We will furnish you with mandatory and suggested specifications and layouts for a KRISPY KREME STORE, including requirements for dimensions, design, image, interior layout, decor, equipment, fixtures, furnishings, buildings of modular construction and signs. You are obligated to have prepared all required construction plans and specifications to suit the shape and dimensions of the Site and to insure that such plans and specifications comply with applicable ordinances, building codes and permit requirements and with lease or sublease requirements and restrictions, if any. You are obligated to submit construction plans and specifications to us for approval before construction of the STORE is commenced and, at our request, to submit all revised or "as built" plans and specifications during the course of such construction. We may be willing to assist you in developing the STORE by recommending engineers and architects and otherwise furnishing information to assist you in developing the STORE in accordance with our specifications.

         You agree, at your own expense, to do the following with respect to developing the STORE at the Site:

         (1)  secure all financing required to develop and operate the STORE;

         (2) obtain all building, utility, sign, health, sanitation, business and other permits and licenses required to construct and operate the STORE;


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         (3) construct all required improvements to the Site and decorate the
STORE in compliance with plans and specifications we have approved;

         (4) purchase or lease and install all required equipment, fixtures, furnishings, and signs required for the STORE; and

         (5) purchase an opening inventory of authorized and approved materials and supplies.

         D.   BUILDING, EQUIPMENT, FIXTURES, FURNISHINGS, AND SIGNS.

         You agree to use in developing and operating the STORE only the buildings, equipment (including production equipment and fixtures, cash register/computer terminals and a telecopier) fixtures, furnishings, signs and delivery vehicles (if utilized) that we have approved for KRISPY KREME STORES as meeting our specifications and standards for quality, design, appearance, function and performance. You agree to place or display at the Site (interior and exterior) only such signs, emblems, lettering, logos and display materials that we approve from time to time. We are the sole supplier to our franchisees of certain doughnut production equipment and fixtures that we specify for KRISPY KREME STORES. Such doughnut production equipment and fixtures consist of, but are not limited to, the items described on Exhibit C. You agree to purchase all such production equipment from us or such other suppliers that we designate from time to time. You agree to acquire approved brands, types or models of other equipment, fixtures, furnishings, signs and delivery vehicles only from suppliers we have designated or approved (which may include us and/or our subsidiary). If you purchase supplies or equipment from us, you agree to give us authorization in the form that we designate, to initiate debit entries and/or credit correction entries to the STORE bank operating account (the "Account") for payment for purchases from us and any interest charges due thereon. You agree to make the funds available in the Account for withdrawal by electronic transfer no later than the due date for payment thereon.

         E.   DOUGHNUT MIXES.

         We are the sole supplier to our franchisees of certain doughnut mixes which consist of, but are not limited to, the items described on Exhibit C. You agree to purchase all such mixes from us or other suppliers that we designate from time to time.

         F.   SUPPLY PURCHASE PROGRAM.

         You must participate in our supply purchase program, under which you may only purchase supplies for the STORE from us or from suppliers we have pre-approved or that you have proposed and we have approved prior to purchasing supplies from such source. We shall provide you with a list of approved products and supplies and shall from time to time issue revisions thereto. If you wish to use any type or brand of product or supply item or wish to purchase products or supplies from a supplier that is not currently approved by us, you shall notify us of your desire to do so and submit to us specifications, photographs, samples and/or other information we request. We shall, within a reasonable time, determine whether such


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products, supplies or such supplier meets its specifications and standards and notify you whether you are authorized to use such product or supply item or purchase from such supplier.

         G.   COMPUTER SYSTEM.

         You agree to use in the development and operation of the STORE the cash register/computer terminals and operating software ("Computer System") that we specify from time to time. You acknowledge that we have developed a Computer System and specifications for certain components of the Computer System and may modify such specifications and the components of the Computer System from time to time. As part of the Computer System, we may require you to obtain specified computer hardware and/or software, including, without limitation, a license to use proprietary software developed by us or others. Our modification of such specifications for the components of the Computer System may require you to incur costs to purchase, lease and/or license new or modified computer hardware and/or software and to obtain service and support for the Computer System during the term of this Agreement. You acknowledge that we cannot estimate the future costs of the Computer System (or additions or modification thereto) and that the cost to you of obtaining the Computer System (including software licenses) (or additions or modification thereto) may not be fully amortizable over the remaining term of this Agreement. Nonetheless, you agree to incur such costs in connection with obtaining the computer hardware and software comprising the Computer System (or additions or modification thereto), provided you shall not be required to spend more than $2,000 annually for such changes. Within sixty
(60) days after you receive notice from us, you agree to obtain the components of the Computer System that we designate and require. You further acknowledge and agree that we have the right to charge a reasonable systems fee for software or systems modifications and enhancements specifically made for us that is licensed to you and other maintenance and support services that we or our subsidiary furnish to you related to the Computer System.

         H.   STORE OPENING.

         You agree not to open the STORE for business until:

         (1) we approve the STORE and site plan as developed in accordance with our specifications and standards;

         (2) management and store employee training has been completed to our satisfaction;

         (3) the franchise fee and all other amounts then due to us have been paid;

         (4) we have been furnished with copies of all insurance policies required by this Agreement, or such other evidence of insurance coverage and payment of premiums as we request or accept; and

         (5) other items which we may reasonably require.


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You must properly staff the STORE prior to opening to handle normally high volumes related to the opening of the STORE. We will supply an operating team that will assist you for a minimum of seven (7) days in the opening of the STORE. If you are developing several STORES pursuant to a Development Agreement, this team will be made available at no charge for the first STORE, one-half of a team will be made available at no charge for the second STORE, a field consultant will be made available at no charge for the third STORE and will be discretionary by us thereafter. "No charge" means we will be responsible for the team's travel, room and board and salaries but you will be responsible for all other charges or expenses.

         I.   GRAND OPENING PUBLIC RELATIONS AND MARKETING PROGRAM.

         You agree to conduct a grand opening public relations and marketing program for the STORE during the period commencing thirty (30) days before and ending ninety (90) days after its opening and to expend the amount described on Exhibit D for such program. Such public relation's and advertising will utilize the public relations and advertising programs and media and advertising materials we have developed or approved. We will provide you with a grand opening public relations and marketing program manual that will describe the grand opening public relations and marketing that you will be required to perform before opening the STORE. We will provide you with guidelines, lists of suppliers and consult with you on your grand opening public relations and marketing program but it will be your sole responsibility to develop and implement this program.

3.   FEES.

         A.   INITIAL FEE.

         Concurrently with the signing of this Agreement, you agree to pay us a nonrecurring and nonrefundable franchise fee in the amount of Twenty-Five Thousand Dollars ($25,000.00), which will be fully earned by us when paid. If you paid a Development Fee, that portion of the Development Fee attributable to this STORE, will be credited toward the Initial Fee.

         B.   ROYALTIES.

         You agree to pay us royalties ("Royalties") in the amount of four and one-half percent (4.5%) of the gross sales ("Gross Sales") of the STORE each week by electronic funds transfer. We will periodically designate the day of the week (the "Payment Day") for the payment of Royalties. Royalties will be based on Gross Sales of the STORE for the preceding week. You agree to comply with procedures specified by us in our Manuals (defined in Subsection 4.C.), and/or perform such acts and sign and deliver such documents as may be necessary to assist in or accomplish payment by the method described in this Subsection. On the Payment Day of each week, you agree to report to us by telephone or electronic means the true and correct Gross Sales of the STORE for the immediately preceding week ending on Sunday. You agree to give us authorization, in the form that we designate, for direct debits from the Account. Under this procedure you will authorize us to initiate debit entries and/or credit correction entries to the Account for payments of Royalties and other amounts payable under this Agreement, including,


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but not limited to, purchases for production equipment, doughnut mixes and other ingredients, packaging and supplies purchased from us and any interest charges due thereon. You agree to make the funds available in the Account for withdrawal by electronic transfer no later than the due date for payment therefor. The amount actually transferred from the Account to pay Royalties will be based on the STORE's Gross Sales reported to us or determined by us from the records contained in the cash register/computer terminals of the STORE. If you have not reported Gross Sales of the STORE to us for any reporting period as required above, we will be authorized to debit the Account in an amount equal to the Royalties transferred from the Account for the last reporting period for which a report of the Gross Sales of the STORE was provided to us in an amount based on information retrieved from the cash register/computer terminals of the STORE. If at any time we determine that you have under reported the Gross Sales of the STORE, or underpaid Royalties or other amounts due to us under this Agreement, we will be authorized to initiate immediately a debit to the Account in the appropriate amount in accordance with the foregoing procedure, including interest as provided for in this Agreement. Any overpayment will be credited to the Account through a credit effective as of the first reporting date after we and you determine that such credit is due.

         C.   DEFINITION OF "GROSS SALES".

         As used in this Agreement, the term "Gross Sales" means all revenue you derive from sales of Products and operation of the STORE, including, but not limited to, all amounts you receive at or away from the Site, and whether from cash, check, credit card or credit transactions, but excluding all federal, state or municipal sales, use or service taxes collected from customers and paid to the appropriate taxing authority.

         D.   INTEREST ON LATE PAYMENTS.

         All amounts which you owe us will bear interest after their due date at the rate no more than one and one-half percent (1.5%) per month or the highest contract rate of interest permitted by law, whichever is less. You acknowledge that this Subsection does not constitute our agreement to accept any payments after they are due or our commitment to extend credit to, or otherwise finance your operation of, the STORE. Your failure to pay all amounts when due constitutes grounds for termination of this Agreement, as provided in Section 14 hereof, notwithstanding the provisions of this Subsection.

         E.   APPLICATION OF PAYMENTS.

         Notwithstanding any designation you might make, we have sole discretion to apply any of your payments to any of your past due indebtedness to us. You acknowledge and agree that we have the right to set off any amounts you or your owners owe us against any amounts we might owe you or your owners.

4.   TRAINING AND ASSISTANCE.

         A.   TRAINING.

         Before the STORE begins operating, we will furnish training on the operation of a KRISPY KREME STORE. A training program for up to two STORE manager(s) will be furnished at our designated training facility and/or at an operating KRISPY KREME STORE. The STORE manager(s) are required to complete training to our satisfaction. Although we will furnish training to these manager(s) of the STORE at no additional fee or other charge, you will be responsible for the compensation of the manager(s) during the training period and the travel and living expenses the manager(s) incur in connection with training. You agree to replace a manager if we determine that he or she is not qualified to serve in this capacity at the STORE. We will furnish the same training program to one additional manager of the STORE per year that you hire after the STORE is open, without fee or other charge, subject to the schedules for the training program in effect from time to time. You will be responsible for the compensation of such managers during the training period and the travel and living expenses the managers incur in connection with training. We may require previously trained and experienced managers to attend periodic refresher training courses at such times and locations that we designate, not to exceed one such refresher training course during each calendar year. We may request that you give us reasonable assistance in training other KRISPY KREME STORE franchisees. If you agree to provide this assistance, we will reimburse you for your reasonable out-of-pocket expenses in providing such assistance.

         B.   GENERAL GUIDANCE.

         We will advise you from time to time regarding the operation of the STORE based on reports you submit to us or inspections we make. In addition, we will furnish guidance to you with respect to:

         (1) standards, specifications and operating procedures and methods utilized by KRISPY KREME STORES;

         (2) purchasing required equipment, fixtures, furnishings, signs, vehicles, materials and supplies;

         (3) advertising and marketing programs;

         (4) sales and operating data of KRISPY KREME STORES; and

         (5) administrative, bookkeeping and accounting procedures.

Such guidance will, at our discretion, be furnished in our manuals ("Manuals"), bulletins or other written materials and/or during telephone consultations and/or consultations at our office or the STORE.

         At your request, and if we agree, we will furnish additional guidance and assistance and, in such a case, may charge the per diem fees and charges we establish from time to time. If you request or we require additional or special training for your employees, all of the expenses that we incur in connection with such training, including per diem charges and travel and living expenses for our personnel, will be your responsibility.

         C.   MANUALS.

         We will loan you during the term of this Agreement one (1) copy of our Manuals, consisting of such materials (including, if applicable, audiotapes, videotapes, magnetic media, computer software and written materials) that we generally furnish to franchisees from time to time for use in operating a KRISPY KREME STORE. The Manuals as well as the bulletins and other written materials provided to you contain mandatory and suggested specifications, standards, operating procedures and rules ("System Standards") that we prescribe from time to time for the operation of a KRISPY KREME STORE and information relating to your other obligations under this Agreement and related agreements. The Manuals may be modified from time to time to reflect changes in System Standards. You agree to keep your copy of the Manuals current with all updates and modifications we furnish to you and in a secure location at the STORE. In the event of a dispute relating to its contents, the master copy of the Manuals we maintain at our principal office will be controlling. You may not at any time copy, duplicate, record or otherwise reproduce any part of the Manuals. If your copy of the Manuals is lost, destroyed or significantly damaged, you agree to obtain a replacement copy at our then applicable charge.

5.   MARKS.

         A.   OWNERSHIP AND GOODWILL OF MARKS.

         Your right to use the Marks is derived solely from this Agreement and limited to your operation of the STORE at and from the Site pursuant to and in compliance with this Agreement and all System Standards we prescribe from time to time during its term. Your unauthorized use of the Marks will be a breach of this Agreement and an infringement of our rights in and to the Marks. You acknowledge and agree that your usage of the Marks and any goodwill established by such use will be exclusively for our benefit and that this Agreement does not confer any goodwill or other interests in the Marks upon you (other than the right to operate the STORE in compliance with this Agreement). All provisions of this Agreement applicable to the Marks apply to any additional proprietary trade and service marks and commercial symbols we authorize you to use.

         B.   LIMITATIONS ON YOUR USE OF MARKS.

         You agree to use the Marks as the sole identification of the STORE, except that you agree to identify yourself as the independent owner thereof in the manner we prescribe. You may not use any Mark as part of any corporate or legal business name or with any prefix, suffix or other modifying words, terms, designs or symbols (other than logos licensed to you hereunder), or in any modified form, nor may you use any Mark in connection with the performance or sale of any unauthorized products or services or in any other manner we have not expressly authorized in writing. You may not use any Mark as part of a domain name or electronic address of a website. You agree to display the Marks prominently in the manner we prescribe at the STORE, on packaging and serving materials that we designate and in connection with forms and advertising and marketing materials. You agree to give such notices of trade and service mark registrations and such other trade and service mark notices as we specify and to obtain any fictitious or assumed name registrations required under applicable law.

         For purposes of this Agreement, a "website" is an interactive electronic document contained in a network of computers linked by communications software.

         C.   NOTIFICATION OF INFRINGEMENTS AND CLAIMS.

         You agree to notify us immediately of any apparent infringement or challenge to your use of any Mark, or of any claim by any person of any rights in any Mark, and you agree not to communicate with any person other than us, our attorneys and your attorneys in connection with any such infringement, challenge or claim. We have sole discretion to take such action as we deem appropriate and the right to control exclusively any litigation, U.S. Patent and Trademark Office proceeding or any other administrative proceeding arising out of any such infringement, challenge or claim or otherwise relating to any Mark. You agree to sign any and all instruments and documents, render such assistance and do such acts and things as, in the opinion of our attorneys, may be necessary or advisable to protect and maintain our interests in any litigation or Patent and Trademark Office or other proceeding or otherwise to protect and maintain our interests in the Marks.

         D.   DISCONTINUANCE OF USE OF MARKS.

         If it becomes advisable at any time in our sole discretion for us and/or you to modify or discontinue the use of any Mark and/or use one or more additional or substitute trade or service marks, you agree to comply with our directions within a reasonable time after receiving notice thereof. We will reimburse you for your reasonable direct expenses of changing the STORE's signs. However, we will not be obligated to reimburse you for any loss of revenue or expenses caused by any modification or discontinuance.

         E.   INDEMNIFICATION OF OWNER.

         We agree to indemnify you against and to reimburse you for all damages for which you are held liable in any proceeding arising out of your authorized use of any Mark, pursuant to and in compliance with this Agreement, and for all costs reasonably incurred by you in the defense of any such claim brought against you or in any such proceeding in which you are named as a party, provided that you have timely notified us of such claim or proceeding, have given us sole control of the defense and settlement of any such claim, and have otherwise complied with this Agreement.

6.   CONFIDENTIAL INFORMATION.

         We possess (and will continue to develop and acquire) certain confidential information (the "Confidential Information") relating to the development and operation of KRISPY KREME STORES, which includes (without limitation):

         (1) product recipes and doughnut mixes and the related formulas;

         (2) site selection criteria;

         (3) methods, formats, specifications, standards, systems, procedures and sales and marketing techniques used, and knowledge of and experience, in developing and operating KRISPY KREME STORES;

         (4) marketing and advertising programs for KRISPY KREME STORES, including but not limited to, information regarding our National Accounts program;

         (5) current and concluded research, development and test programs for products, services and operations of KRISPY KREME STORES;

         (6) the contents of the Manuals;

         (7) knowledge of specifications for and suppliers of buildings (both modular and stick built), certain equipment (including our doughnut production equipment), fixtures, furnishings, signs, vehicles, materials and supplies; and

         (8) knowledge of the operating results and financial performance of KRISPY KREME STORES other than the STORE.

         You acknowledge and agree that you will not acquire any interest in Confidential Information, other than the right to utilize Confidential Information disclosed to you in operating the STORE during the term of this Agreement, and that the use or duplication of any Confidential Information in any other business would constitute an unfair method of competition. You further acknowledge and agree that Confidential Information is proprietary, includes our trade secrets and is disclosed to you solely on the condition that you agree, and you do hereby agree, that you:

                  (1) will not use Confidential Information in any other business or capacity;

                  (2) will maintain the absolute confidentiality of Confidential Information during and after the term of this Agreement (provided, however, that we will not deem you in default of this Agreement as a result of isolated incidents of disclosure of Confidential Information by an employee other than an owner, provided you have taken reasonable steps to prevent such disclosure, including, but not limited to the steps a reasonable and prudent owner of confidential and proprietary information would take to prevent disclosure of such information by his employees, and further provided that you pursue all reasonable legal and equitable remedies against such employee for such disclosure of such Confidential Information);

                  (3) will not make unauthorized copies of any portion of Confidential Information disclosed via electronic medium or in written or other tangible form; and

                  (4) will adopt and implement all reasonable procedures that we prescribe from time to time to prevent unauthorized use or disclosure of Confidential Information, including, without limitation, restrictions on disclosure thereof to STORE personnel and others.

         All ideas, concepts, techniques or materials relating to a KRISPY KREME STORE, whether or not constituting protectable intellectual property, and whether created by or on behalf of you or your owners to the extent you are permitted, will be promptly disclosed to us, deemed to be our sole and exclusive property and part of the System and deemed to be works made-for-hire for us; except that you shall be entitled to use all such ideas, concepts, techniques or materials without charge by us. You and your owners agree to sign whatever assignment or other documents we request to evidence our ownership or to assist us in securing intellectual property rights in such ideas, concepts, techniques or materials.

         Notwithstanding anything to the contrary contained in this Agreement and provided you have obtained our prior written consent, the restrictions on your disclosure and use of the Confidential Information will not apply to the following:

                  (1) information, methods, procedures, techniques and knowledge which are or become generally known in the food service business within the Development Area, other than through disclosure (whether deliberate or inadvertent) by you, your Owners or employees; and

                  (2) the disclosure of the Confidential Information in judicial, arbitration or administrative proceedings to the extent that you are legally compelled to disclose such information, provided you have notified us prior to disclosure and we have used your best efforts to obtain, and have afforded us the opportunity to obtain assurance satisfactory to us of confidential treatment for the information required to be so disclosed.

7.   EXCLUSIVE RELATIONSHIP.

         You acknowledge and agree that we would be unable to protect Confidential Information against unauthorized use or disclosure or to encourage a free exchange of ideas and information among KRISPY KREME STORES if franchised owners of KRISPY KREME STORES were permitted to hold interests in or perform services for a Competitive Business (defined below). You also acknowledge that we have granted the Franchise to you in consideration of and reliance upon your agreement to deal exclusively with us. You therefore agree that, during the term of this Agreement, neither you nor any of your owners (nor any of your or your owners' spouses or children) will:

         (1) have any direct or indirect interest as a disclosed or beneficial owner in a Competitive Business, located or operating:

                           (a) within 25 miles of the STORE;

                           (b) within 5 miles of any other KRISPY KREME STORE in
                  operation or under construction during the term of this Agreement; or

                           (c) within the United States of America;

         (2) perform services as a director, officer, manager, employee, consultant, representative, agent or otherwise for a Competitive Business, wherever located or operating; or

         (3) recruit or hire any person who is our employee or the employee of any KRISPY KREME STORE or who has been our employee or the employee of any KRISPY KREME STORE within the past six (6) months without obtaining the prior written permission of that person's employer. If we permit you to hire any such person, then you agree to pay us a non-refundable Management Development Fee in the amount of $25,000 as of the date of hire.

The term "Competitive Business" as used in this Agreement means any business operating, or granting franchises or licenses to others to operate, a food service business that sells cake doughnuts, yeast raised doughnuts, any other types of customary or large size doughnut, miniature doughnuts or doughnut holes in any distribution channels to any consumer for consumption or resale and such sales comprise five percent (5%) or more of such business' revenues (other than a KRISPY KREME STORE operated under a franchise agreement with us).

         The restrictions of this Section will not be applicable to the ownership of publicly traded ownership interests that constitute less than three percent (3%) of a class of ownership interests issued and outstanding.

8.   SYSTEM STANDARDS.

         A.   COMPLIANCE WITH SYSTEM STANDARDS.

         You acknowledge and agree that your operation and maintenance of the STORE in accordance with System Standards are essential to preserve the goodwill of the Marks and all KRISPY KREME STORES. Therefore, at all times during the term of this Agreement, you agree to operate and maintain the STORE in accordance with each and every System Standard, as we periodically modify and supplement them during the term of this Agreement. System Standards may regulate any one or more of the following with respect to the STORE:

         (1) design, layout, decor, appearance and lighting; periodic maintenance, cleaning and sanitation; periodic remodeling; replacement of obsolete or worn-out leasehold improvements, equipment, fixtures, furnishings, signs and delivery vehicles; periodic painting; and use of interior and exterior signs, emblems, lettering and logos and the illumination thereof;

         (2) types, models and brands of required fixtures, furnishings, equipment, signs, delivery vehicles, materials and supplies;

         (3) required or authorized Products and Product categories;

         (4) participate in our supply program with regard to: (a) purchase of certain equipment, fixtures, doughnut mixes and other proprietary products, materials and supplies from us; (b) purchase from designated or approved suppliers (which may include us) of modular buildings, other equipment, fixtures, furnishings, signs, delivery vehicles, materials and supplies and (c) purchase of packaging and serving supplies, cups, straws, plastic utensils, bags, boxes, uniforms, sugar, shortening, coffee and other products, which we will warehouse and deliver to the STORE;

         (5) production, presentation, packaging and delivery of Products and Product retention and disposal;

         (6) terms and conditions of the sale and delivery of, and terms and methods of payment for equipment, fixtures, furnishings, signs, delivery vehicles, materials, supplies and services, that you obtain from us;

         (7) sales, marketing, advertising and promotional programs and materials and media used in such programs;

         (8) development and operation of a website in connection with your operation of the STORE, including requiring you to submit a sample of the website information for our written approval prior to establishment of the website as well as requiring additional submissions of such information in the event you propose to alter an approved website;

         (9) use and display of the Marks;

         (10) staffing levels for the STORE and matters relating to managing the STORE; communication to us of the identities of STORE personnel; and qualifications, training, dress and appearance of STORE employees;

         (11) days and hours of operation of the STORE;

         (12) participation in market research and testing and product and service development programs;

         (13) implementation and modification of the electronic funds transfer system and procedures by means of which you will pay Royalties, contributions to the Marketing and

Promotion Fund, amounts due for purchases of equipment, other products, materials and supplies from us and other amounts due us;

         (14) the Computer System; bookkeeping, accounting, data processing and record keeping systems and forms; methods, formats, content and frequency of reports to us of sales, financial performance and condition, tax returns and other operating and financial information;

         (15) types, amounts, terms and conditions of insurance coverage required to be carried for the STORE and standards for underwriters of policies providing required insurance coverage; our protection and rights under such policies as an additional named insured; required or impermissible insurance contract provisions; assignment of policy rights to us; periodic verification of insurance coverage that must be furnished to us; our right to obtain insurance coverage for the STORE at your expense if you fail to obtain required coverage; our right to defend claims; and similar matters relating to insured and uninsured claims;

         (16) compliance with applicable laws; obtaining required licenses and permits; adhering to good business practices; observing high standards of honesty, integrity, fair dealing, employment practices and ethical business conduct in all dealings with customers, suppliers, public officials and us; and notifying us if any action, suit or proceeding is commenced against you or the STORE;

         (17) regulation of such other aspects of the operation and maintenance of the STORE that we determine from time to time to be useful to preserve or enhance the efficient operation, image or goodwill of the Marks, the STORE and other KRISPY KREME STORES; and

         (18) service of National Accounts as we identify from time to time, to which Products and other items we authorize shall be sold at prices not to exceed the maximum prices we state, and which may change from time to time.

         You agree that System Standards prescribed from time to time in the Manuals, or otherwise communicated to you in writing or other tangible form, constitute provisions of this Agreement as if fully set forth herein. All references to this Agreement include all System Standards as periodically modified.

         B.   MODIFICATION OF SYSTEM STANDARDS.

         We may periodically modify System Standards, which may accommodate regional or local variations as we determine, and any such modifications may obligate you to invest additional capital in the STORE ("Capital Modifications") and/or incur higher operating costs. No such modification will alter your fundamental status and rights under this Agreement. We will not obligate you to make any Capital Modifications when such investment cannot reasonably be amortized during the remaining term of this Agreement and with respect to Leasehold Improvements over the remaining term of your Lease, unless we agree to extend the term of this Agreement or unless such investment is necessary in order to comply with applicable laws. In no event will we require you to spend in excess of one percent (1%) of the Gross Sales of the STORE, cumulatively, for Capital Modifications during the term of this Agreement. We agree to give you sixty (60) days to comply with a Capital Modification we require, provided that, if a Capital Modification requires an expenditure of more than Twenty-Five Thousand Dollars ($25,000) (increased from time to time to reflect increases in the Metropolitan Area Consumer Index for Urban Consumers All items (1982-1984=100) from the date of this Agreement, as published by the U.S. Department of Labor or in a successor index), we agree to give you one hundred twenty (120) days to comply with such Capital Modification. You are obligated to comply with all modifications to System Standards, other than Capital Modifications, within the time period we reasonably specify.

         C.   MANAGEMENT OF THE STORE.

         You agree that the STORE will be under direct, on premises management by you or your general manager or one of your store managers all of whom have satisfactorily completed our training program.

9.   PUBLIC RELATIONS AND ADVERTISING.

         A.   PUBLIC RELATIONS AND ADVERTISING PROGRAM FUND.

         Recognizing the value of advertising and marketing to the goodwill and public image of KRISPY KREME STORES, we have the right to establish, upon written notice to you, a public relations and advertising program fund (the "Public Relations and Advertising Program Fund") for such advertising, promotion, marketing and public relations programs and materials we deem necessary or appropriate. Upon 90 days written notice, you agree to begin contributing to the Public Relations and Advertising Program Fund the amount we specify, up to one percent (1%) of the Gross Sales of the STORE, payable by electronic funds transfer in the same manner as the Royalties.

         We will direct all programs financed by the Public Relations and Advertising Program Fund, with sole discretion over the creative concepts, materials and endorsements used therein, and the geographic, market and media placement and allocation thereof. You agree that the Public Relations and Advertising Program Fund may be used to pay the costs of preparing and producing video, audio and written advertising materials; administering regional and multi-regional advertising programs, including, without limitation, purchasing direct mail and other media advertising and employing advertising, promotion and marketing agencies to assist therewith; and supporting public relations, market research and other advertising, promotion and marketing activities. The Public Relations and Advertising Program Fund periodically will furnish you with samples of advertising, marketing and promotional formats and materials at no cost. Multiple copies of such materials will be furnished to you at our direct cost of producing them, plus any related shipping, handling and storage charges.

         The Public Relations and Advertising Program Fund will be accounted for separately from our other funds and will not be used to defray any of our general operating expenses, except for such reasonable salaries, administrative costs, travel expenses and overhead as we may incur in activities related to the administration of the Public Relations and Advertising Program Fund and its programs, including, without limitation, conducting market research, preparing advertising, promotion and marketing materials and collecting and accounting for contributions to the Public Relations and Advertising Program Fund. We may spend, on behalf of the Public Relations and Advertising Program Fund, in any fiscal year an amount greater or less than the aggregate contribution of all KRISPY KREME STORES to the Public Relations and Advertising Program Fund in that year, and the Public Relations and Advertising Program Fund may borrow from us or others to cover deficits or invest any surplus for future use. All interest earned on monies contributed to the Public Relations and Advertising Program Fund will be used to pay advertising costs before other assets of the Public Relations and Advertising Program Fund are expended. We will prepare an annual statement of monies collected and costs incurred by the Public Relations and Advertising Program Fund and furnish the statement to you upon written request. We have the right to cause the Public Relations and Advertising Program Fund to be incorporated or operated through a separate entity at such time as we deem appropriate, and such successor entity will have all of the rights and duties specified herein. All KRISPY KREME STORES owned by us contribute to the cost of advertising and promotion programs based on their retail sales on the same basis as a franchisee under the terms of a standard franchise agreement for a STORE.

         You acknowledge that the Public Relations and Advertising Program Fund is intended to maximize recognition of the Marks and patronage of KRISPY KREME STORES. Although we will endeavor to utilize the Public Relations and Advertising Program Fund to develop advertising and marketing materials and programs and to place advertising that will benefit all KRISPY KREME STORES, we undertake no obligation to ensure that expenditures by the Public Relations and Advertising Program Fund in or affecting any geographic area are proportionate or equivalent to the contributions to the Public Relations and Advertising Program Fund by KRISPY KREME STORES operating in that geographic area or that any KRISPY KREME STORE will benefit directly or in proportion to its contribution to the Public Relations and Advertising Program Fund from the development of advertising and marketing materials or the placement of advertising. We may use a portion of the monies contained in the Public Relations and Advertising Program Fund to set-up regional marketing funds. Except as expressly provided in this Section, we assume no direct or indirect liability or obligation to you with respect to collecting amounts due to, or maintaining, directing or administering, the Public Relations and Advertising Program Fund.

         We reserve the right to defer or reduce contributions and, upon thirty
(30) days' prior written notice to you, to reduce or suspend contributions to and operations of the Public Relations and Advertising Program Fund for one or more periods of any length and to terminate (and, if terminated, to reinstate) the Public Relations and Advertising Program Fund (and, if suspended, deferred or reduced, to reinstate such contributions). If the Public Relations and Advertising Program Fund is terminated, all unspent monies on the date of termination will be distributed to KRISPY KREME STORES in proportion to their respective contributions to the Public Relations and Advertising Program Fund during the preceding twelve (12) month period.

         B.   BY YOU.

         In addition to the contributions to the Public Relations and Advertising Program Fund that you are obligated to make under Subsection A of this Section and the required grand opening local advertising expenditures described in Section 2.G. above, you agree to spend annually for advertising and promotion of the STORE not less than two percent (2%) of the Gross Sales of the STORE. You may credit against your obligation for local advertising and promotion of the STORE the amount of your contribution to the Public Relations and Advertising Program Fund, if any. You will not be obligated to spend more than two percent (2%) of Gross Sales under Sections 4A and 4B of this Agreement.

         We have the right to review your books and records from time to time to determine your expenditures for such advertising and promotion. If we determine that you have not spent the requisite amounts, we may require you to pay such unexpended amounts to the Public Relations and Advertising Program Fund.

         You agree that any advertising, promotion and marketing (including but not limited to advertising, promotion and marketing through use of a website) you conduct will be completely clear and factual and not misleading and conform to the highest standards of ethical marketing and the promotion policies that we prescribe from time to time. Samples of all advertising, promotional and marketing materials (including, but not limited to, website information) that we have not prepared or previously approved must be submitted to us for approval before you use them. If you do not receive written disapproval within fifteen
(15) days after our receipt of such materials, we will be deemed to have given the required approval. You may not use any advertising or promotional materials that we have disapproved.

10.  RECORDS, REPORTS AND FINANCIAL STATEMENTS.

         You agree to install and use at the STORE the Computer System in the form specified by us from time to time and transmit to or permit the electronic collection of information by us from the Computer System. You agree to install and maintain at the STORE:

         (1) a telephone modem and dedicated line that we may use to access sales information and data to the Computer;

         (2) full, complete and accurate records and reports; and

         (3) a bookkeeping, accounting, recordkeeping and records retention system conforming to the requirements prescribed by us from time to time (including, without limitation, requirements for a general ledger system which utilizes the standard chart of accounts prescribed by us from time to time and for timely entry of information into data bases of the Computer System and periodic printouts of reports generated by the Computer System); reports relating to STORE operations; information relating to employee turnover; and other records, reports and information that we prescribe from time to time.

Each transaction of the STORE will be processed on the Computer System in the manner prescribed by us from time to time. We will have, at all times, the right to access and retrieve sales information from and sales data processed on the Computer System and you agree to take such action as may be necessary to provide such access to us.

         With respect to the operation and financial condition of the STORE, you agree to furnish to us in the form prescribed by us from time to time, including, without limitation, via computer diskette, electronic mail and/or facsimile transmission, in a form consistent with our then-current accounting practices and procedures:

                  (1) weekly reports of the STORE's sales by 12:00 noon on Tuesday of each week (for the preceding Monday through Sunday period);

                  (2) within thirty (30) days after the end of each month, an operating income statement for such month and fiscal year to date;

                  (3) within forty-five (45) days after each quarter, a balance sheet and income statement for such quarter and fiscal year to date;

                  (4) within one hundred twenty (120) days after the end of your fiscal year, a balance sheet, an income statement of the STORE for such month or fiscal year (reflecting all year-end adjustments), and a statement of changes in cash flow of the STORE, prepared in accordance with generally accepted accounting principles consistently applied and in the format prescribed by us from time to time; and

                  (5) upon request by us, such other data, information, and supporting records for such periods as we from time to time require (including, without limitation, daily and weekly reports of Product sales by category).

Each report and financial statement submitted by you to us will be verified as correct in the manner prescribed by us.

         You agree to maintain and to furnish to us upon request complete copies of all income, sales, value added, use and service tax returns, and employee withholding, worker's compensation, and similar reports filed by you reflecting activities of the STORE. We have the right to disclose data derived from such reports without identifying you or the location of the STORE. We also have the right to require you to have reviewed financial statements prepared on an annual basis. Moreover, we have the right as often as we deem appropriate (including on a daily basis) to access all cash registers/computer terminals and the Computer System and to retrieve all information relating to the STORE.

11.  INSPECTIONS AND AUDITS.

         A.   OUR RIGHT TO INSPECT THE STORE.

         To determine whether you and the STORE are complying with this Agreement and all System Standards, we and our designated agents have the right at any time during your regular business hours, and without prior notice to you, to:

         (1) inspect the STORE;

         (2) observe, photograph and videotape the operations of the STORE for such consecutive or intermittent periods as we deem necessary;

         (3) remove samples of any Products, materials or supplies for testing and analysis;

         (4) interview personnel and customers of the STORE; and

         (5) inspect and copy any books, records and documents relating to your operation of the STORE

You agree to cooperate with us fully in connection with any such inspections, observations, photographing, videotaping, product removal and interviews. You agree to present to your customers such evaluation forms that we periodically prescribe and to participate and/or request your customers to participate in any surveys performed by us or on our behalf.

         B.   OUR RIGHT TO AUDIT.

         We have the right at any time during your business hours, and without prior notice to you, to inspect and audit, or cause to be inspected and audited, your (if you are a corporation, limited liability company or partnership) and the STORE's business, and accounting records, sales and income tax records and returns and other records. You agree to cooperate fully with our representatives and independent accountants we hire to conduct any such inspection or audit. Our right to audit includes the right to access the Computer System as provided in
Section 10. In the event any such inspection or audit discloses an understatement of the Gross Sales of the STORE, you agree to pay to us, within fifteen (15) days after receipt of the inspection or audit report, the Royalties and Marketing and Promotion Fund contributions due on the amount of such understatement, plus interest (at the rate and on the terms provided for herein) from the date originally due until the date of payment. Further, in the event such inspection or audit is made necessary by your failure to furnish reports, supporting records, other information or financial statements, as herein required, or to furnish such reports, records, information or financial statements on a timely basis, or if an understatement of Gross Sales for the period of any audit or inspection is determined by any such audit or inspection to be greater than five percent (5%), you agree to reimburse us for the cost of such inspection or audit, including, without limitation, legal and accounting fees, and the travel expenses, room and board and applicable per diem charges for our employees. The foregoing remedies are in addition to our other remedies and rights under this Agreement and applicable law.

12.  TRANSFER.

         A.   BY US.

         This Agreement is fully transferable by us and will inure to the benefit of any transferee or other legal successor to our interests herein.

         B.   BY YOU.

         You understand and acknowledge that the rights and duties created by this Agreement are personal to you (or, if you are a corporation, limited liability company or partnership, to your owners) and that we have granted the Franchise to you in reliance upon our perceptions of your (or your owners') individual or collective character, skill, aptitude, attitude, business ability and financial capacity. Accordingly, neither this Agreement (or any interest therein) nor any ownership or other interest in you or the STORE may be transferred without our prior written approval. Any transfer without such approval constitutes a breach of this Agreement and is void and of no effect. As used in this Agreement, the term "transfer" includes your (or your owners') voluntary, involuntary, direct or indirect assignment, sale, gift or other disposition of any interest in:

         (1) this Agreement;

         (2) you; or

         (3) the STORE.

An assignment, sale, gift or other disposition includes the following events:

                  (1) transfer of ownership of capital stock, a partnership interest or other ownership interest;

                  (2) merger or consolidation or issuance of additional securities or interests representing an ownership interest in you;

                  (3) any issuance or sale of your stock, other ownership interest or any security convertible to your stock or other ownership interest;

                  (4) transfer of an interest in you, this Agreement or the STORE in a divorce, insolvency or corporate or partnership dissolution proceeding or otherwise by operation of law;

                  (5) transfer of an interest in you, this Agreement or the STORE, in the event of your death or the death of one of your owners, by will, declaration of or transfer in trust or under the laws of intestate succession; or

                  (6) pledge of this Agreement (to someone other than us) or of an ownership interest in you as security, foreclosure upon the STORE or your transfer, surrender or loss of possession, control or management of the STORE.

         If the proposed transfer is among your Owners or members of you or your Owners's Immediate Family or pursuant to an exercise of our Right of First Refusal, the transfer fee in Section 12 C.5 shall not apply although the transferee is required to reimburse us for any administrative cost we incur in connection with the transfer provided that this amount shall not exceed Five Hundred Dollars ($500.00).

         C.   CONDITIONS FOR APPROVAL OF TRANSFER.

         If you (and your owners) are in full compliance with this Agreement, and all Agreements with us, then subject to the other provisions of this Section 12, we will approve a transfer that meets all the applicable requirements of this Subsection. The proposed transferee and its direct and indirect owners must be individuals of good character and otherwise meet our then applicable standards for KRISPY KREME STORE franchisees. A transfer of ownership, possession or control of the STORE may be made only in conjunction with a transfer of this Agreement. If you are a party to a development agreement with us, this Agreement or controlling ownership of you may only be transferred as part of a transfer, approved by us, of such development agreement and all franchise agreements with such developer.

         If the transfer is of this Agreement or a controlling interest in you, or is one of a series of transfers which in the aggregate constitute the transfer of this Agreement or a controlling interest in you, all of the following conditions must be met prior to or concurrently with the effective date of the transfer:

         (1) the transferee has sufficient business experience, aptitude and financial resources to operate the STORE;

         (2) you have paid all Royalties, Marketing and Promotion Fund contributions, amounts owed for purchases from us and all other amounts owed to us, our subsidiaries and designated suppliers and have submitted to us all required reports and statements;

         (3) the transferee (or its managing owner) have agreed to complete our standard training program;

         (4) the transferee has agreed to be bound by all of the terms and conditions of this Agreement;

         (5) you or the transferee pay us a transfer fee equal to Five Thousand Dollars ($5,000) (increased from time to time to reflect increases in the Metropolitan Area Consumer Index for Urban Consumers - All Items (1982 - 1984 =
100) from the date of this Agreement, as published by the U.S. Department of Labor or in a successor index) to defray expenses we incur in connection with the transfer, including the costs of training the transferee (or its managing owner);

         (6) you (and your transferring owners) and we have signed mutual general releases, in form satisfactory to us, of any and all claims against us and our subsidiaries, shareholders, officers, directors, employees and agents;

         (7) we have approved the material terms and conditions of such transfer and determined that the price and terms of payment will not adversely affect the transferee's operation of the STORE;

         (8) if you or your owners finance any part of the sale price of the transferred interest, you and/or your owners have agreed that all of the transferee's obligations pursuant to any promissory notes, agreements or security interests that you or your owners have reserved in the STORE are subordinate to the transferee's obligation to pay Royalties, Marketing and Promotion Fund contributions and other amounts due to us and otherwise to comply with this Agreement;

         (9) you and your transferring owners (and your and your owners' spouses and children) have signed a non-competition covenant in favor of us and the transferee agreeing to be bound, commencing on the effective date of the transfer, by the restrictions contained in Section 15.D. hereof; and

         (10) you and your transferring owners have agreed that you and they will not directly or indirectly at any time or in any manner (except with respect to other KRISPY KREME STORES you own and operate) promote or market yourself or your business as a current or former KRISPY KREME STORE, or as one of our current or former franchisees; use any Mark, any colorable imitation thereof or other indicia of a KRISPY KREME STORE in any manner or for any purpose; or utilize for any purpose any trade name, trade or service mark or other commercial symbol that suggests or indicates a connection or association with us.

If the proposed transfer is among your Owners or immediate family members of your owners Subparagraph (5) of the above requirements will not apply, although the transferee is required to reimburse us for any administrative costs, not to exceed Five Hundred Dollars ($500), which we incur in connection with the transfer.

         D.   TRANSFER TO A WHOLLY-OWNED CORPORATION OR LIMITED LIABILITY
COMPANY.

         Notwithstanding Subsection C of this Section, if you are in full compliance with this Agreement, you may transfer this Agreement to a corporation or limited liability company which conducts no business other than the STORE or development of STORES pursuant to a Development Agreement with us and, if applicable, other KRISPY KREME STORES, in which you maintain management control and of which you own and control one hundred percent (100%) of the equity and voting power of all issued and outstanding capital stock or other ownership interests, and further provided that all assets of the STORE are owned, and the entire business of the STORE is conducted, by a single corporation or limited liability company.

Transfers of ownership interests in such corporation or limited liability company will be subject to the provisions of Subsection C of this Section. Notwithstanding anything to the contrary herein, you agree to remain personally liable under this Agreement as if the transfer to such corporation or limited liability company had not occurred.

         E.   YOUR DEATH OR DISABILITY.

         (1) TRANSFER UPON DEATH OR DISABILITY. Upon your death or disability or, if you are a corporation, limited liability company or partnership, the death or disability of the owner of a controlling interest in you, your or such owner's executor, administrator, conservator, guardian or other personal representative must transfer your interest in this Agreement or such owner's interest in you to a third party or owner. Such disposition of this Agreement or the interest in you (including, without limitation, transfer by bequest or inheritance) must be completed within a reasonable time, not to exceed nine (9) months from the date of death or disability, and will be subject to all of the terms and conditions applicable to transfers contained in this Section. A failure to transfer your interest in this Agreement or the ownership interest in you within this period of time constitutes a breach of this Agreement. For purposes hereof, the term "disability" means a mental or physical disability, impairment or condition that is reasonably expected to prevent or actually does prevent you or an owner of a controlling interest in you from managing and operating the STORE.

         (2) OPERATION UPON DEATH OR DISABILITY. If, upon your death or disability or the death or disability of the owner of a controlling interest in you, the STORE is not being managed by a trained managing owner, your or such deceased or disabled owner's executor, administrator, conservator, guardian or other personal representative must within a reasonable time, not to exceed thirty (30) days from the date of death or disability, appoint a manager to operate the STORE. Such manager will be required to complete training at your expense. Pending the appointment and training of a manager as provided above or if, in our judgment, the STORE is not being managed properly any time after your death or disability, or after the death or disability of the owner of a controlling interest in you, we have the right, but not the obligation, to appoint a manager for the STORE. All funds from the operation of the STORE during the management by our appointed manager will be kept in a separate account, and all expenses of the STORE, including compensation, other costs and travel and living expenses of our manager, will be charged to this account. We also have the right to charge a reasonable management fee (in addition to the Royalties and Marketing and Promotion Fund contributions payable under this Agreement) during the period that our appointed manager manages the STORE. Operation of the STORE during any such period will be on your behalf, provided that we only have a duty to utilize our best efforts and will not be liable to you or your owners for any debts, losses or obligations incurred by the STORE or to any of your suppliers for any products, materials, supplies or services the STORE purchases during any period it is managed by our appointed manager.

         F.   EFFECT OF CONSENT TO TRANSFER.

         Our consent to a transfer of this Agreement and the STORE or any interest in you does not constitute a representation as to the fairness of the terms of any contract between you and the transferee, a guarantee of the successful operation of the STORE by the transferee or a waiver of any claims we may have against you (or your owners) or of our right to demand the transferee's exact compliance with any of the terms or conditions of this Agreement.

         G.   OUR RIGHT OF FIRST REFUSAL.

         If you (or any of your owners) at any time determine to sell, assign or transfer for consideration an interest in this Agreement and the STORE or an ownership interest in you (other than to another owner of you), you (or such owner) agree to obtain a bona fide arms length, executed written offer and earnest money deposit (in the amount of five percent (5%) or more of the offering price) from a responsible and fully disclosed offeror (including lists of the owners of record and beneficially of any corporate or limited liability company offeror and all general and limited partners of any partnership offeror and, in the case of a publicly-held corporation or limited partnership, copies of the most current annual and quarterly reports and Form 10K) and immediately submit to us a true and complete copy of such offer, which includes details of the payment terms of the proposed sale and the sources and terms of any financing for the proposed purchase price. To be a valid, bona fide offer, the proposed purchase price must be denominated in a dollar amount. The offer must apply only to an interest in you or in this Agreement and the STORE although the offer may include any other KRISPY KREME STORES in which you or any of your owners have a beneficial interest and any rights you or any of your owners have in any Development Agreement with us, and may not include an offer to purchase any of your (or your owners') other property or rights. However, if the offeror proposes to buy any other property or rights from you (or your owners) under a separate, contemporaneous offer, such separate, contemporaneous offer must be disclosed to us, and the price and terms of purchase offered to you (or your owners) for the interest in you or in this Agreement and the STORE must reflect the bona fide price offered therefor and not reflect any value for any other property or rights.

         We have the right, exercisable by written notice delivered to you or your selling owner(s) within thirty (30) days from the date of the delivery to us of both an exact copy of such offer and all other information we request, to purchase such interest for the price and on the terms and conditions contained in such offer, provided that:

         (1) we may substitute cash for any form of payment proposed in such offer;

         (2) our credit will be deemed equal to the credit of any proposed purchaser;

         (3) we will have at least sixty (60) days after giving notice of our election to purchase to prepare for closing;

         (4) we are entitled to receive, and you and your owners agree to make, all customary representations and warranties given by the seller of the assets of a business or the capital stock of an incorporated business, as applicable, including, without limitation, representations and warranties as to:

                  (a) ownership and condition of and title to stock or other forms of ownership interest and/or assets;

                  (b) liens and encumbrances relating to the stock or other ownership interest and/or assets; and

                  (c) validity of contracts and the liabilities, contingent or otherwise, of the corporation or limited liability company whose stock or other ownership interest is being purchased.

         If we exercise our right of first refusal, you and your selling owner(s) agree that, for a period of two (2) years commencing on the date of the closing, you and your selling owners will be bound by the noncompetition covenant contained in Section 15.D. hereof. You and your selling owner(s) further agree that you and they will, during this same time period, abide by the restrictions of Section 12.C.(10) of this Agreement.

         If we do not exercise our right of first refusal, you or your owners may complete the sale to such purchaser pursuant to and on the exact terms of such offer, subject to our approval of the transfer as provided in Subsections B and C of this Section, provided that, if the sale to such purchaser is not completed within one hundred twenty (120) days after delivery of such offer to us, or if there is a material change in the terms of the sale (which you agree promptly to communicate to us), we will have an additional right of first refusal during the thirty (30) day period following either the expiration of such one hundred twenty (120) day period or notice to us of the material change(s) in the terms of the sale, either on the terms originally offered or the modified terms, at our option.

         Notwithstanding the foregoing, if you determine to make a transfer of the STORE or of this Agreement, you may submit an offer to us to purchase your interest in the STORE or this Agreement. The purchase price may apply only to an interest that is permitted to be transferred under this Agreement, may not include the purchase of any other property or rights of you (or your Owner(s)) and the price and terms of purchase offered to us must reflect a bona fide price and may not reflect any value for any other property or rights. We will have the right, exercisable by written notice delivered to you (or your Owner(s)) within sixty (60) days from the date of receipt by us of your written offer, to purchase such interest for the price and on the terms and conditions contained in such offer and we will have not less than ninety (90) days from your receipt of such notice to prepare for closing. We shall also be entitled to all customary representations and warranties described in this Section 9.G. If we do not exercise our right to purchase, you (or your Owner(s)) may make this offer to a third party, subject to approval by us, provided that the sale must be on comparable terms as those offered to us but at a price equal or greater to the price offered to us and provided that if the sale to such purchaser is not completed within one hundred twenty (120) days after receipt of such offer by us or there is a change in the terms of sale, we will again have a right to purchase for thirty (30) days as set forth in this Agreement on the modified or initial terms and conditions of sale.

         Section G above shall not apply if the transfer is among Owners, employees or immediate family members of your Owners; or constitutes a transfer of less than ten percent (10%) interest in you as long as such transfer in conjunction with transfers during the Development Term and then-contemplated transfers does not constitute a transfer equal to or greater than twenty percent (20%) interest in you

13.  EXPIRATION OF THIS AGREEMENT.

         A.   YOUR RIGHT TO ACQUIRE A SUCCESSOR FRANCHISE.

         Upon expiration of the term of this Agreement, if you (and each of your owners) have substantially complied with this Agreement during its term, and provided that:

         (1) you maintain possession of and agree to remodel and/or expand the STORE, add or replace improvements, equipment, fixtures, furnishings, signs and delivery vehicles and otherwise modify the STORE as we require to bring it into compliance with specifications and standards then applicable for KRISPY KREME STORES, or

         (2) if you are unable to maintain possession of the Site, or if in our judgment the STORE should be relocated, and you secure a substitute site we approve, develop such site in compliance with specifications and standards then applicable for KRISPY KREME STORES and continue to operate the STORE at the Site until operations are transferred to the substitute site, then, subject to the terms and conditions set forth in this Section 13, you will have the right to acquire a successor franchise to operate the STORE as a KRISPY KREME STORE on the terms and conditions of the franchise agreement we are then using in granting successor franchises for KRISPY KREME STORES.

         B.   GRANT OF A SUCCESSOR FRANCHISE.

         You agree to give us written notice of your election to acquire a successor franchise during the fourteenth (14th) year of the term of this Agreement. We agree to give you written notice ("Our Notice"), not more than one hundred eighty (180) days after we receive your notice, of our decision:

         (1) to grant you a successor franchise;

         (2) to grant you a successor franchise on the condition that deficiencies of the STORE, and/or in your operation of the STORE, are corrected; or

         (3) not to grant you a successor franchise based on our determination that you or your owners have not substantially complied with this Agreement during its term.

If applicable, Our Notice will:

                  (1) describe the remodeling and/or expansion of the STORE and other improvements or modifications required to bring the STORE into compliance with then applicable specifications and standards for KRISPY KREME STORES; and

                  (2) state the actions you must take to correct operating deficiencies and the time period in which such deficiencies must be corrected.

If we do not grant a successor franchise, our Notice will describe the reasons for our decision. Your right to acquire a successor franchise is subject to your continued compliance with all of the terms and conditions of this Agreement through the date of its expiration, in addition to your compliance with the obligations described in Our Notice.

         If Our Notice states that you must cure certain deficiencies of the STORE or its operation as a condition to the grant of a successor franchise, we will give you written notice of a decision not to grant a successor franchise, based upon your failure to cure such deficiencies, not less than ninety (90) days prior to the expiration of this Agreement, provided, however, that we will not be required to give you such notice if we decide not to grant you a successor franchise due to your breach of this Agreement during the ninety (90) day period prior to its expiration. If we fail to give you:

                  (1) notice of deficiencies in the STORE, or in your operation of the STORE, within one hundred eighty (180) days after we receive your timely election to acquire a successor franchise; or

                  (2) notice of our decision not to grant a successor franchise at least ninety (90) days prior to the expiration of this Agreement, if such notice is required,

we may extend the term of this Agreement for such period of time as is necessary in order to provide you with either reasonable time to correct deficiencies or the ninety (90) day notice of our refusal to grant a successor franchise required hereunder.

         C.   AGREEMENTS/RELEASES

         If you satisfy all of the other conditions to the grant of a successor franchise, you and your owners agree to execute the form of franchise agreement and any ancillary agreements we are then customarily using in connection with the grant of successor franchises for KRISPY KREME STORES. You and your owners further agree to execute general releases, in form satisfactory to us, of any and all claims against us and our subsidiaries, shareholders, officers, directors, employees, agents, successors and assigns. Failure by you or your owners to sign such agreements and releases and deliver them to us for acceptance and execution within sixty (60) days after their delivery to you will be deemed an election by you not to acquire a successor franchise.

14.  TERMINATION OF AGREEMENT.

         A.   BY YOU

         If you and your owners are in compliance with this Agreement and we materially fail to comply with this Agreement and do not correct such failure within thirty (30) days after written notice of such material failure is delivered to us, you may terminate this Agreement effective thirty (30) days after delivery to us of written notice of termination. Your termination of this Agreement for any other reason or without such notice will be deemed a termination without cause.

         B.   BY US

         We have the right to terminate this Agreement, effective upon delivery of written notice of termination to you, if:

         (1) you (or any of your owners) have made any material misrepresentation or omission in connection with your application for and purchase of the Franchise;

         (2) you abandon or fail actively to operate the STORE for five (5) or more consecutive business days, unless the STORE has been closed for a purpose we have approved or because of casualty or government order;

         (3) you surrender or transfer control of the operation of the STORE without our prior written consent;

         (4) you (or any of your owners) are or have been convicted by a trial court of, or plead guilty or have pleaded no contest to, a felony or any other crime or offense that may adversely affect the reputation of KRISPY KREME STORES, or the goodwill associated with the Marks, or engage in any misconduct that may adversely affect the reputation of KRISPY KREME STORES or the goodwill associated with the Marks;

         (5) you (or any of your owners) engage in any dishonest or unethical conduct which may adversely affect the reputation of the STORE or the goodwill associated with the Marks;

         (6) you (or any of your owners) make an unauthorized assignment of this Agreement or of an ownership interest in you or the STORE;

         (7) in the event of your death or disability or the death or disability of the owner of a controlling interest in you, this Agreement or such owner's interest in you is not assigned as herein required;

         (8) you lose the right to possession of the Site and have not relocated to another site approved by us;

         (9) you (or any of your owners) make any unauthorized use or disclosure of any Confidential Information or use, duplicate (other than for use in the STORE) or disclose any portion of the Manuals in violation of this Agreement;

         (10) you (or any of your owners) make any unauthorized use of the Marks, (including, but not limited to, unauthorized use of the Marks as part of a website domain name or electronic address or as part of information available on such website) or challenge or seek to challenge the validity of the Marks;

         (11) you violate any health, safety or sanitation law, ordinance or regulation and do not begin to correct such noncompliance or violation immediately, and completely correct such noncompliance or violation within seventy-two (72) hours, after written notice thereof is delivered to you;

         (12) you fail to make payments of any amounts due to us and do not correct such failure within ten (10) days after written notice of such failure is delivered to you;

         (13) you fail to pay when due any federal or state income, service, sales or other taxes due on the operations of the STORE, unless you are in good faith contesting your liability for such taxes;

         (14) you (or any of your owners) fail to comply with any other provision of this Agreement or any System Standard and do not correct such failure within thirty (30) days after written notice of such failure to comply is delivered to you;

         (15) you (or any of your owners) fail on three (3) or more separate occasions within any period of twelve (12) consecutive months to submit when due reports or other data, information or supporting records, to pay when due amounts owed to us or otherwise to comply with this Agreement, whether or not such failures to comply were corrected after written notice of such failure was delivered to you; or

         (16) you make an assignment for the benefit of creditors or admit in writing your insolvency or inability to pay your debts generally as they become due; you consent to the appointment of a receiver, trustee or liquidator of all or the substantial part of your property; the STORE is attached, seized, subjected to a writ or distress warrant or levied upon, unless such attachment, seizure, writ, warrant or levy is vacated within thirty (30) days; or any order appointing a receiver, trustee or liquidator of you or the STORE is not vacated within thirty (30) days following the entry of such order.

15. OUR AND YOUR RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION OF THIS AGREEMENT.

         A.   PAYMENT OF AMOUNTS OWED TO US

         You agree to pay us within fifteen (15) days after the effective date of termination or expiration of this Agreement, or on such later date that the amounts due to us are determined, such Royalties, Marketing and Promotion Fund contributions, amounts owed for purchases from us, interest due on any of the foregoing and all other amounts owed to us which are then unpaid.

         B.   MARKS

         Upon the termination or expiration of this Agreement:

         (1) you may not directly or indirectly at any time or in any manner (except with respect to other KRISPY KREME STORES you own and operate) promote and market yourself or your business as a current or former KRISPY KREME STORE, or as one of our current or former franchisees, use any Mark, any colorable imitation thereof or other indicia of a KRISPY KREME STORE in any manner or for any purpose or utilize for any purpose any trade name, trade or service mark or other commercial symbol that indicates or suggests a connection or association with us, including but not limited to, by use of a website;

         (2) you agree to take such action as may be required to cancel all fictitious or assumed name or equivalent registrations relating to your use of any Mark, including but not limited to, any electronic address, domain name or website which displays any Mark or that identifies you as associated with a KRISPY KREME STORE;

         (3) if we do not have or do not exercise an option to purchase the STORE pursuant to Subsection E of this Section, you agree to deliver to us within thirty (30) days after, as applicable, the effective date of expiration of this Agreement or the Notification Date (as defined in Subsection E(1) of this Section) all signs, marketing materials, forms and other materials containing any Mark or otherwise identifying or relating to a KRISPY KREME STORE and allow us, without liability to you or third parties, to remove all such items from the STORE;

         (4) if we do not have or do not exercise an option to purchase the STORE pursuant to Subsection E of this Section, you agree that, after, as applicable, the effective date of expiration of this Agreement or the Notification Date, you will promptly and at your own expense make such alterations we specify to distinguish the STORE clearly from its former appearance and from other KRISPY KREME STORES so as to prevent confusion therewith by the public;

         (5) if we do not have or do not exercise an option to purchase the STORE pursuant to Subsection E of this Section, you agree that, after, as applicable, the effective date of expiration of this Agreement or the Notification Date, you will notify the telephone company and all telephone directory publishers of the termination or expiration of your right to use any telephone, telecopy or other numbers and any regular, classified or other telephone directory listings associated with any Mark, authorize the transfer of such numbers and directory listings to us or at our direction and/or instruct the telephone company to forward all calls made to your telephone numbers to numbers we specify; and

         (6) you agree to furnish us, within thirty (30) days after, as applicable, the effective date of expiration of this Agreement or the Notification Date, written evidence satisfactory to us of your compliance with the foregoing obligations.

         C.   CONFIDENTIAL INFORMATION

         You agree that, upon termination or expiration of this Agreement, you will immediately cease to use any of our Confidential Information in any business or otherwise and return to us all copies of the Operations Manual and any other confidential materials that we have loaned to you.

         D.   COVENANT NOT TO COMPETE

         Upon

         (1) our termination of this Agreement in accordance with its terms and conditions, or

         (2) your termination of this Agreement without cause,

you and your owners agree that, for a period of two (2) years commencing on the effective date of termination, neither you nor any of your owners will have any direct or indirect interest (e.g., through a spouse or child) as a disclosed or beneficial owner, investor, partner, director, officer, employee, consultant, representative or agent or in any other capacity in any Competitive Business (as defined in Section 7 above) located or operating on the effective date of termination:

                  (a) at the Site;

                  (b) within twenty-five (25) miles of the Site; or

                  (c) within five (5) miles of any other KRISPY KREME STORE in operation or under construction on the later of the effective date of the termination or the date on which a person restricted by this Subsection becomes subject to this Subsection.

         If any person restricted by this Subsection refuses voluntarily to comply with the foregoing obligations, the two (2) year period will commence with the entry of an order of an arbitrator (or the later date on which such order is confirmed by a court, if applicable) enforcing this provision. You and your owners expressly acknowledge that you possess skills and abilities of a general nature and have other opportunities to exploit such skills. Consequently, enforcement of the covenants made in this Subsection will not deprive you of your personal goodwill or ability to earn a living.

         The restrictions of this section will not be applicable to the ownership of publicly traded ownership interests that constitute less than three percent (3%) of a class of ownership interests issued and outstanding.

         E.   OUR RIGHT TO PURCHASE STORE

                  (1)      Exercise of Option.

         Upon our termination of this Agreement in accordance with its terms and conditions or your termination of this Agreement without cause, or upon the expiration of this Agreement, if we elect not to offer or you elect not to accept, a successor franchise, we have the option, exercisable by giving written notice thereof to you within sixty (60) days from the date of such termination, expiration or the expiration of our offer to you of a successor franchise, whichever is applicable, to purchase the STORE from you, including the leasehold rights (subject to any rights of approval retained by the owner of the leasehold) to or ownership of the Site. The date on which we notify you whether or not we are exercising our option is referred to in this Agreement as the "Notification Date." We have the unrestricted right to assign this option to purchase the STORE. We will be entitled to all customary warranties and representations in connection with our asset purchase, including, without limitation, representations and warranties as to ownership and condition of and title to assets; liens and encumbrances on assets; validity of contracts and agreements; and liabilities affecting the assets, contingent or otherwise; and a general release referred to below.

                  (2)      Leasehold Rights to or Ownership of the Site.

         You agree at our election:

                  (a) to sell and assign your leasehold interest in the Site to us at its fair market value, if any; or

                  (b) if you are unable to assign your leasehold interest, to enter into a sublease at a fair market rental for the remainder of the lease term on the same terms (including renewal options) as the prime lease; or

                  (c) if you own the Site, to lease the Site to us at a reasonable commercial rent and according to terms comparable with rental terms for similar leased property in the marketplace where the Site is located.

                  (3)      Purchase Price.

          The purchase price for the other assets of the STORE will be the fair market value of the STORE, determined in a manner consistent with reasonable depreciation of the STORE's leasehold improvements, equipment, fixtures, furnishings, signs, delivery vehicles, materials and supplies. The STORE's fair market value will include the goodwill you have developed in the market of the STORE that is independent of the goodwill of the Marks and the System. The length of the remaining term of the lease or sublease for the Site, if any, and the age and condition of the improvements, equipment, fixtures, furnishings, decor, signs and delivery vehicles of the STORE, will also be considered in determining the STORE's fair market value.

         We may exclude from the assets purchased hereunder cash or its equivalent and any leasehold improvements, equipment, fixtures, furnishings, signs, delivery vehicles, materials and supplies that are not necessary or appropriate (in function or quality) to the STORE's operation or that we have not approved as meeting standards for KRISPY KREME STORES, and the purchase price will reflect such exclusions.

                  (4)      Appraisal.

         If we and you are unable to agree on the fair market value of the STORE or the Site, or fair rental value of the Site, such fair market value (or fair rental value) will be determined by three (3) independent appraisers who collectively will conduct one (1) appraisal. We will appoint one appraiser, you will appoint one appraiser and the those appraisers will appoint the third appraiser. You and we agree to select our respective appraisers within fifteen
(15) days after we notify you that we are exercising our option to purchase the STORE, and we and you agree that we will instruct the two appraisers so chosen to appoint the third appraiser within fifteen (15) days after the date on which the last of our appointed appraisers is appointed. You and we will each bear the cost of our own appraiser and share equally the fees and expenses of the third appraiser. We and you agree that we will instruct the three (3) appraisers to complete their appraisal within thirty (30) days after the third appraiser's appointment.

         The purchase price will be paid at the closing of the purchase, which will take place not later than ninety (90) days after determination of the purchase price. We have the right to set off against the purchase price, and thereby reduce the purchase price by, any and all amounts you or your owners owe to us. At the closing, you agree to deliver instruments transferring to us:

                  (a) good and merchantable title to the assets purchased, free and clear of all liens and encumbrances, with all sales and other transfer taxes paid by you;

                  (b) all licenses and permits of the STORE which may be assigned or transferred; and

                  (c) a leasehold interest in (or unencumbered title to) the Site and improvements thereon.

If you cannot deliver clear title to all of the purchased assets, or if there are other unresolved issues, the closing of the sale will be accomplished through an escrow. As a condition of our purchase of your STORE, you and your owners further agree to execute general releases, in form satisfactory to us, of any and all claims against us and our subsidiaries, shareholders, officers, directors, employees, agents, successors and assigns.

         F.   OPTION TO BUY CERTAIN FIXTURES AND EQUIPMENT.

         In lieu of exercising our option to buy the STORE as provided in Subsection E of this Section, we will have the option to buy from you all of the items of equipment and fixtures that you originally purchased from us, our subsidiary or our designated supplier. You may not sell any of these items without waiver of our option to purchase same. The purchase price for such fixtures and equipment will be their fair market value, determined in the same manner as is set forth in Section 15E. The closing purchase of such fixtures and equipment will be accomplished in the same as provided in Subsection E of this Section.

         G.   CONTINUING OBLIGATIONS

         All of our and your (and your owners' and affiliates') obligations which expressly or by their nature survive the expiration or termination of this Agreement will continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied in full or by their nature expire.

16.  RELATIONSHIP OF THE PARTIES/INDEMNIFICATION.

         A.   INDEPENDENT CONTRACTORS

         You and we understand and agree that this Agreement does not create a fiduciary relationship between you and us, that we and you are and will be independent contractors and that nothing in this Agreement is intended to make either you or us a general or special agent, joint venturer, partner or employee of the other for any purpose. You agree to conspicuously identify yourself in all dealings with customers, suppliers, public officials, STORE personnel and others as the owner of the STORE under a franchise we have granted and to place such notices of independent ownership on such forms, business cards, stationery and advertising and other materials as we require from time to time.

         B.   NO LIABILITY FOR ACTS OF OTHER PARTY

         You agree not to employ any of the Marks in signing any contract or applying for any license or permit, or in a manner that may result in our liability for any of your indebtedness or obligations, and that you will not use the Marks in any way we have not expressly authorized. Neither we nor you will make any express or implied agreements, warranties, guarantees or representations or incur any debt in the name or on behalf of the other, represent that our respective relationship is other than franchisor and franchisee or be obligated by or have any liability under any agreements or representations made by the other that are not expressly authorized in writing. We will not be obligated for any damages to any person or property directly or indirectly arising out of the operation of the STORE or the business you conduct pursuant to this Agreement.

         C.   TAXES.

         We will have no liability for any sales, use, service, occupation, excise, gross receipts, income, property or other taxes, whether levied upon you or the STORE, in connection with the business you conduct (except any taxes we are required by law to collect from you with respect to purchases from us). Payment of all such taxes are your responsibility.

         D.   INDEMNIFICATION

         You agree to indemnify, defend and hold harmless us, our subsidiaries and our and their respective shareholders, directors, officers, employees, agents, successors and assignees (the "Indemnified Parties") against and to reimburse any one or more of the Indemnified Parties for all claims, any and all taxes described in Subsection C of this Section and any and all claims and liabilities directly or indirectly arising out of the operation of the STORE or your breach of this Agreement. For purposes of this indemnification, "claims" includes all obligations, damages (actual, consequential, exemplary or other) and costs reasonably incurred in the defense of any claim against any of the Indemnified Parties, including, without limitation, accountants', arbitrators', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other expenses of litigation, arbitration or alternative dispute resolution and travel and living expenses. We have the right to defend any such claim against us. This indemnity will continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

         Under no circumstances will we or any other Indemnified Party be required to seek recovery from any insurer or other third party, or otherwise to mitigate our, their or your losses and expenses, in order to maintain and recover fully a claim against you. You agree that a failure to pursue such recovery or mitigate a loss will in no way reduce or alter the amounts we or another Indemnified Party may recover from you.

         Notwithstanding the foregoing, your indemnification obligation under this Section 16 shall not extend to claims arising from proprietary products and proprietary equipment manufactured by us and sold by us to you, provided that such products are used in accordance with the standard operating procedures and all applicable manuals and instructions provided to you from time to time.

17.  SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS.

         Except as expressly provided to the contrary herein, each section, subsection, paragraph, term and provision of this Agreement, and any portion thereof, will be considered severable, and if, for any reason, any such provision is held to be invalid or contrary to or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which we are a party, that ruling will not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, which will continue to be given full force and effect and bind the parties hereto, although any portion held to be invalid will be deemed not to be a part of this Agreement from the date the time for appeal expires, if you are a party thereto, otherwise upon your receipt from us of a notice of non-enforcement thereof.

         If any covenant herein which restricts competitive activity is deemed unenforceable by virtue of its scope in terms of area, business activity prohibited and/or length of time, but would be enforceable by reducing any part or all thereof, you and we agree that such covenant will be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction whose law is applicable to the validity of such covenant.

         If any applicable and binding law or rule of any jurisdiction requires a greater prior notice than is required hereunder of the termination of this Agreement or of our refusal to enter into a successor franchise agreement, or the taking of some other action not required hereunder, or if, under any applicable and binding law or rule of any jurisdiction, any provision of this Agreement or any System Standard is invalid or unenforceable, the prior notice and/or other action required by such law or rule will be substituted for the comparable provisions hereof, and we will have the right to modify such invalid or unenforceable provision or System Standard to the extent required to be valid and enforceable. You agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from any of the provisions hereof, or any System Standard, any portion or portions which a court or arbitrator may hold to be unenforceable in a final decision to which we are a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order or arbitration award. Such modifications to this Agreement will be effective only in such jurisdiction, unless we elect to give them greater applicability, and will be enforced as originally made and entered into in all other jurisdictions.

18.  WAIVER OF OBLIGATIONS.

         We and you may by written instrument unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice thereof to the other or such other effective date stated in the notice of waiver. Any waiver we grant will be without prejudice to any other rights we may have, will be subject to our continuing review and may be revoked, in our sole discretion, at any time and for any reason, effective upon delivery to you of ten (10) days' prior written notice.

         We and you will not be deemed to have waived or impaired any right, power or option reserved by this Agreement (including, without limitation, the right to demand exact compliance with every term, condition and covenant herein or to declare any breach thereof to be a default and to terminate this Agreement prior to the expiration of its term) by virtue of any custom or practice at variance with the terms hereof; our or your failure, refusal or neglect to exercise any right under this Agreement or to insist upon exact compliance by the other with our and your obligations hereunder, including, without limitation, any System Standard; our waiver, forbearance, delay, failure or omission to exercise any right, power or option, whether of the same, similar or different nature, with respect to other KRISPY KREME STORES; the existence of other franchise agreements for KRISPY KREME STORES which contain different provisions from those contained herein; or our acceptance of any payments due from you after any breach of this Agreement. No special or restrictive legend or endorsement on any check or similar item given to us will constitute a waiver, compromise, settlement or accord and satisfaction. We are authorized to remove or obliterate any legend or endorsement, and such legend or endorsement will have no effect.

         Neither we nor you will be liable for loss or damage or deemed to be in breach of this Agreement if our or your failure to perform our or your obligations results from:

         (1) transportation shortages, inadequate supply of equipment, products, supplies, labor, material or energy or the voluntary foregoing of the right to acquire or use any of the foregoing in order to accommodate or comply with the orders, requests, regulations, recommendations or instructions of any federal, state or municipal government or any department or agency thereof;

         (2) acts of God;

         (3) fires, strikes, embargoes, war or riot; or

         (4) any other similar event or cause.

Any delay resulting from any of said causes will extend performance accordingly or excuse performance, in whole or in part, as may be reasonable, except that said causes will not excuse payments of amounts owed to us or our subsidiaries or designated suppliers at the time of such occurrence or payment of Royalties and contributions to the Marketing and Promotion Fund due on any sales thereafter or amounts owed to us or our subsidiaries or designated suppliers for purchases from us, our subsidiaries or designated suppliers made thereafter.

19.  COSTS AND ATTORNEYS' FEES.

         If we incur expenses in connection with your failure to pay when due amounts owed to us, to submit when due any reports, information or supporting records or otherwise to comply with this Agreement, you agree to reimburse us for any of the costs and expenses which we incur, including, without limitation, accounting, attorneys', arbitrators' and related fees.

20.  YOU MAY NOT WITHHOLD PAYMENTS DUE TO US.

         You agree that you will not withhold payment of any amounts owed to us on the grounds of our alleged nonperformance of any of our obligations hereunder. You agree that all such claims will, if not otherwise resolved by us, be submitted to arbitration as provided in Section 23 of this Agreement.

21.  RIGHTS OF PARTIES ARE CUMULATIVE.

         Our and your rights hereunder are cumulative, and no exercise or enforcement by us or you of any right or remedy hereunder will preclude our or your exercise or enforcement of any other right or remedy hereunder which we or you are entitled by law to enforce.

22.  MEDIATION.
         We and you acknowledge that during the term of this Agreement certain disputes may arise between us that we and you are unable to resolve, but that may be resolvable through mediation. To facilitate such resolution, we and you agree that either of us has the right prior to commencement of an arbitration proceeding by either of us pursuant to Section 23, to require that a dispute first be submitted for non-binding mediation at a mutually agreeable location (if we cannot agree on a location, the mediation will be conducted in Winston-Salem, North Carolina), by a panel consisting of an equal number of KRISPY KREME STORE franchisees and our management personnel. Such mediation will be conducted pursuant to procedures and conditions established by us and set forth in the Manuals. We and you agree that statements made by either of us in any such mediation proceeding will not be admissible for any purpose in a subsequent arbitration or other legal proceeding.

         Notwithstanding anything to the contrary contained in this Section, we and you each have the right in a proper case to obtain temporary restraining orders and temporary or preliminary injunctive relief from a court of competent jurisdiction, provided, however, that we both agree to contemporaneously submit our dispute for non-binding mediation as provided herein. If such dispute cannot be resolved through mediation, the parties agree to submit such dispute to arbitration, subject to the terms and conditions of Section 23.

23.  ARBITRATION.

         SUBJECT TO SECTION 22, AND EXCEPT FOR CONTROVERSIES, DISPUTES OR CLAIMS RELATED TO OR BASED ON YOUR USE OF THE MARKS AFTER THE EXPIRATION OR TERMINATION OF THIS AGREEMENT, ALL CONTROVERSIES, DISPUTES OR CLAIMS BETWEEN US AND OUR SUBSIDIARIES, SHAREHOLDERS, OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES AND YOU (YOUR OWNERS, GUARANTORS, AFFILIATES AND EMPLOYEES, IF APPLICABLE) ARISING OUT OF OR RELATED TO:

                  (1) THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN YOU AND US OR ANY PROVISION OF ANY SUCH AGREEMENT;

                  (2) OUR RELATIONSHIP WITH YOU;

                  (3) THE VALIDITY OF THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN YOU AND US OR ANY PROVISION OF ANY SUCH AGREEMENT; OR

                  (4) ANY SYSTEM STANDARD RELATING TO THE ESTABLISHMENT OR OPERATION OF THE STORE

WILL BE SUBMITTED FOR BINDING ARBITRATION TO THE CHARLOTTE, NORTH CAROLINA OFFICE OF THE AMERICAN ARBITRATION ASSOCIATION ON DEMAND OF EITHER PARTY. SUCH ARBITRATION PROCEEDING WILL BE CONDUCTED IN WINSTON SALEM, NORTH CAROLINA AND, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, WILL BE HEARD BY ONE ARBITRATOR IN ACCORDANCE WITH THE THEN CURRENT FRANCHISING ARBITRATION RULES, IF ANY, OTHERWISE THE THEN CURRENT

COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. ALL MATTERS RELATING TO ARBITRATION WILL BE GOVERNED BY THE FEDERAL ARBITRATION ACT (9 U.S.C. SS.SS. 1 ET SEQ.) AND NOT BY ANY STATE ARBITRATION LAW.

         THE ARBITRATOR WILL HAVE THE RIGHT TO AWARD OR INCLUDE IN HIS AWARD ANY RELIEF WHICH HE DEEMS PROPER IN THE CIRCUMSTANCES, INCLUDING, WITHOUT LIMITATION, MONEY DAMAGES (WITH INTEREST ON UNPAID AMOUNTS FROM THE DATE DUE), SPECIFIC PERFORMANCE, INJUNCTIVE RELIEF AND ATTORNEYS' FEES AND COSTS, PROVIDED THAT THE ARBITRATOR WILL NOT HAVE THE RIGHT TO DECLARE ANY MARK GENERIC OR OTHERWISE INVALID OR, EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION, TO AWARD EXEMPLARY OR PUNITIVE DAMAGES. THE AWARD AND DECISION OF THE ARBITRATOR WILL BE CONCLUSIVE AND BINDING UPON ALL PARTIES HERETO, AND JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION.

         WE AND YOU AGREE TO BE BOUND BY THE PROVISIONS OF ANY LIMITATION ON THE PERIOD OF TIME IN WHICH CLAIMS MUST BE BROUGHT UNDER APPLICABLE LAW OR THIS AGREEMENT, WHICHEVER EXPIRES EARLIER. WE AND YOU FURTHER AGREE THAT, IN CONNECTION WITH ANY SUCH ARBITRATION PROCEEDING, EACH MUST SUBMIT OR FILE ANY CLAIM WHICH WOULD CONSTITUTE A COMPULSORY COUNTERCLAIM (AS DEFINED BY RULE 13 OF THE FEDERAL RULES OF CIVIL PROCEDURE) WITHIN THE SAME PROCEEDING AS THE CLAIM TO WHICH IT RELATES. ANY SUCH CLAIM WHICH IS NOT SUBMITTED OR FILED AS DESCRIBED ABOVE WILL BE FOREVER BARRED.

         WE AND YOU AGREE THAT ARBITRATION WILL BE CONDUCTED ON AN INDIVIDUAL, NOT A CLASS-WIDE, BASIS, AND THAT AN ARBITRATION PROCEEDING BETWEEN US AND OUR SUBSIDIARIES, SHAREHOLDERS, OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES AND YOU (AND/OR YOUR OWNERS, GUARANTORS, AFFILIATES AND EMPLOYEES, IF APPLICABLE) MAY NOT BE CONSOLIDATED WITH ANY OTHER ARBITRATION PROCEEDING BETWEEN US AND ANY OTHER PERSON, CORPORATION, LIMITED LIABILITY COMPANY OR PARTNERSHIP.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION, WE AND YOU EACH HAVE THE RIGHT IN A PROPER CASE TO OBTAIN TEMPORARY RESTRAINING ORDERS AND TEMPORARY OR PRELIMINARY INJUNCTIVE RELIEF FROM A COURT OF COMPETENT JURISDICTION; PROVIDED, HOWEVER, THAT WE AND YOU MUST CONTEMPORANEOUSLY SUBMIT OUR DISPUTE FIRST FOR NON-BINDING MEDIATION UNDER SECTION 22 AND THEN FOR ARBITRATION ON THE

MERITS AS PROVIDED HEREIN IF SUCH DISPUTE CANNOT BE RESOLVED THROUGH MEDIATION.

         THE PROVISIONS OF THIS SECTION ARE INTENDED TO BENEFIT AND BIND CERTAIN THIRD PARTY NON-SIGNATORIES AND WILL CONTINUE IN FULL FORCE AND EFFECT SUBSEQUENT TO AND NOTWITHSTANDING THE EXPIRATION OR TERMINATION OF THIS AGREEMENT.

24.  GOVERNING LAW.

         ALL MATTERS RELATING TO ARBITRATION WILL BE GOVERNED BY THE FEDERAL ARBITRATION ACT (9 U.S.C. SS.SS. 1 ET SEQ.). EXCEPT TO THE EXTENT GOVERNED BY THE FEDERAL ARBITRATION ACT AS REQUIRED HEREBY, THE UNITED STATES TRADEMARK ACT OF 1946 (LANHAM ACT, 15 U.S.C. SECTIONS 1051 ET SEQ.) OR OTHER FEDERAL LAW, THIS AGREEMENT, THE FRANCHISE AND ALL CLAIMS ARISING FROM THE RELATIONSHIP BETWEEN US AND YOU WILL BE GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES, EXCEPT THAT ANY NORTH CAROLINA LAW REGULATING THE SALE OF FRANCHISES OR BUSINESS OPPORTUNITIES OR GOVERNING THE RELATIONSHIP OF A FRANCHISOR AND ITS FRANCHISEE WILL NOT APPLY UNLESS ITS JURISDICTIONAL REQUIREMENTS ARE MET INDEPENDENTLY WITHOUT REFERENCE TO THIS SECTION.

25.  CONSENT TO JURISDICTION.

         SUBJECT TO SECTION 17, YOU AND YOUR OWNERS AGREE THAT ALL JUDICIAL ACTIONS BROUGHT BY US AGAINST YOU OR YOUR OWNERS OR BY YOU OR YOUR OWNERS AGAINST US OR OUR SUBSIDIARIES, SHAREHOLDERS, OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES MUST BE BROUGHT IN THE SUPERIOR COURT OF FORSYTH COUNTY, NORTH CAROLINA ON FEDERAL DISTRICT COURT OF THE MIDDLE DISTRICT OF NORTH CAROLINA, WINSTON SALEM, DIVISION AND YOU (AND EACH OWNER) IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE ANY OBJECTION YOU, HE OR SHE MAY HAVE TO EITHER THE JURISDICTION OF OR VENUE IN SUCH COURTS. NOTWITHSTANDING THE FOREGOING, WE MAY BRING AN ACTION FOR A TEMPORARY RESTRAINING ORDER, TEMPORARY OR PRELIMINARY INJUNCTIVE RELIEF, OR TO ENFORCE AN ARBITRATION AWARD, IN ANY FEDERAL OR STATE COURT OF GENERAL JURISDICTION IN THE STATE IN WHICH YOU RESIDE OR IN WHICH THE STORE IS LOCATED.

26.  WAIVER OF PUNITIVE DAMAGES.

         EXCEPT WITH RESPECT TO YOUR OBLIGATION TO INDEMNIFY US PURSUANT TO
SECTION 16.D. AND CLAIMS WE BRING AGAINST YOU FOR

YOUR UNAUTHORIZED USE OF THE MARKS OR UNAUTHORIZED USE OR DISCLOSURE OF ANY CONFIDENTIAL INFORMATION, WE AND YOU AND YOUR RESPECTIVE OWNERS WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO OR CLAIM FOR ANY PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER AND AGREE THAT, IN THE EVENT OF A DISPUTE BETWEEN US, THE PARTY MAKING A CLAIM WILL BE LIMITED TO EQUITABLE RELIEF AND TO RECOVERY OF ANY ACTUAL DAMAGES IT SUSTAINS.

27.  WAIVER OF JURY TRIAL.

         WE AND YOU IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER AT LAW OR IN EQUITY, BROUGHT BY EITHER OF US.

28.  BINDING EFFECT.

         This Agreement is binding upon us and you and our respective executors, administrators, heirs, beneficiaries, assigns and successors in interest and may not be modified except by written agreement signed by you and us and is deemed to be made when accepted on our behalf at our executive offices in Winston-Salem, North Carolina.

29.  LIMITATIONS OF CLAIMS.

         Except for claims arising from your non-payment or underpayment of amounts you owe us pursuant to this Agreement, any and all claims arising out of or relating to this Agreement or our relationship with you will be barred unless a judicial or arbitration proceeding is commenced within one (1) year from the date on which the party asserting such claim knew or should have known of the facts giving rise to such claims.

30.  CONSTRUCTION.

         The preambles and exhibits to this Agreement and your application for the Franchise are a part of this Agreement which, together with the Manuals and our other written policies, constitutes our and your entire agreement except as provided below, and there are no other oral or written understandings or agreements between us and you relating to the subject matter of this Agreement. Except as contemplated by the arbitration provisions of Section 23, nothing in this Agreement is intended, nor will be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto.

         Except where this Agreement expressly obligates us reasonably to approve or not unreasonably to withhold our approval of any of your actions or requests, we have the absolute right to refuse any request you make or to withhold our approval of any of your proposed or effected actions that require our approval.

         The headings of the several sections and subsections hereof are for convenience only and do not define, limit or construe the contents of such sections or paragraphs.

         References in this Agreement to "we," "us" and "our," with respect to all of our rights and all of your obligations to us under this Agreement, will be deemed to include all of our subsidiaries and affiliates. The terms "subsidiary" and "affiliate," as used herein with respect to you or us, means any person directly or indirectly owned or controlled by, under common control with or owning or controlling you or us. For purposes of this definition, "control" of a person means ownership or control of a majority of the voting ownership of the person or combination of voting ownership or one (1) or more agreements that together afford control of the management and policies of such person.

         If two or more persons are at any time the Owner hereunder, whether as partners or joint venturers, their obligations and liabilities to us will be joint and several. References to "owner" means any person holding a direct or indirect, legal or beneficial ownership interest or voting rights in you (or a transferee of this Agreement and the STORE or an interest in you), including, without limitation, any person who has a direct or indirect interest in you (or a transferee), this Agreement, the Franchise or the STORE and any person who has any other legal or equitable interest, or the power to vest in himself or herself any legal or equitable interest, in the revenue, profits, rights or assets thereof. "Controlling interest" in you means an ownership interest in you of equal to or greater than twenty percent (20%). "Person" means any natural person, corporation, limited liability company, general or limited partnership, unincorporated association, cooperative or other legal or functional entity.

         The term "STORE" as used herein includes all of the assets of the KRISPY KREME STORE you operate pursuant to this Agreement, including its revenue and income.

         This Agreement may be executed in multiple copies, each of which will be deemed an original.

31.  NOTICES AND PAYMENTS.

         All written notices, reports and payments permitted or required to be delivered by the provisions of this Agreement or the Operations Manual will be deemed so delivered:

         (1) at the time delivered by hand;

         (2) one (1) business day after transmission by electronic mail, facsimile or other electronic system;

         (3) one (1) business day after being placed in the hands of a nationally recognized commercial courier service for next business day delivery; or

         (4) three (3) business days after placement in the United States Mail by Registered or Certified Mail, Return Receipt Requested, postage prepaid;

and must be addressed to the party to be notified at its most current principal business address of which the notifying party has been notified. Any required payment or report which we do not actually receive during regular business hours on the date due (or postmarked by postal authorities at least two (2) days prior thereto) will be deemed delinquent.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date stated on the first page hereof.

KRISPY KREME DOUGHNUT CORPORATION                NAME


By: _______________________________________
Title: Senior Vice President of Franchising      By: ___________________________
                                                 Title: ________________________
Dated: ____________________________________      Dated: ________________________

                     GUARANTY AND ASSUMPTION OF OBLIGATIONS

         THIS GUARANTY AND ASSUMPTION OF OBLIGATIONS (the "Guaranty") is given this _____ day of ________________, 19__, by ___________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_________________________________________________________________________.

         In consideration of, and as an inducement to, the execution of that certain Franchise Agreement of even date herewith (the "Agreement") by KRISPY KREME DOUGHNUT CORPORATION ("us," "we" or "our") and ___________________________ ("Franchisee"), each of the undersigned hereby personally and unconditionally
(a) guarantees to us and our successors and assigns, for the term of the Agreement and thereafter as provided in the Agreement, that the Franchisee will punctually pay and perform each and every monetary undertaking, agreement and covenant set forth in the Agreement, and (b) agrees to be personally responsible for, and personally liable for the breach of any monetary obligations under the Agreement. This is a guaranty both of payment and collection.

         Each of the undersigned consents and agrees that: (1) his direct and immediate liability under this Guaranty will be joint and several; (2) he will render any payment or performance required under the Agreement upon demand if Franchisee fails or refuses punctually to do so; (3) such liability will not be contingent or conditioned upon our pursuit of any remedies against Franchisee or any other person; and (4) such liability will not be diminished, relieved or otherwise affected by any extension of time, credit or other indulgence which we may from time to time grant to Franchisee or to any other person, including, without limitation, the acceptance of any partial payment or performance or the compromise or release of any claims, none of which will in any way modify or amend this Guaranty, which will be continuing and irrevocable during the term of the Agreement. Each of the undersigned waives the provisions of the North Carolina General Statute ss. 26-7 et seq.

         Each of the undersigned waives all rights to payments and claims for reimbursement or subrogation which any of the undersigned may have against Franchisee arising as a result of the undersigned's execution of and performance under this Guaranty.

         IN WITNESS WHEREOF, each of the undersigned has affixed his signature on the same day and year as the Agreement was executed.

GUARANTOR(S)


______________________________________       ___________________________________
Name                                         Name


______________________________________       ___________________________________
Name                                         Name

                AUTHORIZATION AGREEMENT FOR PREARRANGED PAYMENTS
                                 (DIRECT DEBITS)

         The undersigned depositor ("DEPOSITOR") hereby (1) authorizes Krispy Kreme Doughnut Corporation ("COMPANY") to initiate debit entries and/or credit correction entries to the undersigned's checking and/or savings account indicated below and (2) authorizes the depository designated below ("DEPOSITORY") to debit such account pursuant to COMPANY's instructions.


_________________________________     __________________________________________
DEPOSITORY                            Branch

___________________________      ______________________      ___________________
City                             State                       Zip Code

________________________________________      __________________________________
Bank Transit/ABA Number                       Account Number

This authority is to remain in full and force and effect until DEPOSITORY has received joint written notification from COMPANY and DEPOSITOR of the DEPOSITOR's termination of such authority in such time and in such manner as to afford DEPOSITORY a reasonable opportunity to act on it. Notwithstanding the foregoing, DEPOSITORY shall provide COMPANY and DEPOSITOR with thirty (30) days' prior written notice of the termination of this authority. If an erroneous debit entry is initiated to DEPOSITOR's account, DEPOSITOR shall have the right to have the amount of such entry credited to such account by DEPOSITORY, if (a) within fifteen (15) calendar days following the date on which DEPOSITORY sent to DEPOSITOR a statement of account or a written notice pertaining to such entry or
(b) forty-five (45) days after posting, which ever occurs first, DEPOSITOR shall have sent to DEPOSITORY a written notice identifying such entry, stating that such entry was in error and requesting DEPOSITORY to credit the amount thereof to such account. These rights are in addition to any rights DEPOSITOR may have under federal and state banking laws.


_______________________________________      ___________________________________
DEPOSITOR (Print Name)                       DEPOSTORY (Print Name)


By: ___________________________________      By: _______________________________
Title: ________________________________      Title: ____________________________

Date: _________________________________      Date: _____________________________

                                    EXHIBIT A

                           TO THE FRANCHISE AGREEMENT
                    BETWEEN KRISPY KREME DOUGHNUT CORPORATION

                    AND ____________________________________

                             DATED ____________, 199

             EFFECTIVE DATE: THIS EXHIBIT A IS CURRENT AND COMPLETE
                             AS OF ____________, 199


                               YOU AND YOUR OWNERS


         1.       FORM OF OWNER.

         (a)      PROPRIETORSHIP.   Your owner(s) (is) (are) as follows:

                                    _______________________________________

                                    _______________________________________

                                    _______________________________________

         (b) CORPORATION, LIMITED LIABILITY COMPANY OR PARTNERSHIP. You were incorporated or formed on ____________, 19__, under the laws of the State of _________________. You have not conducted business under any name other than your corporate, limited liability company or partnership name. The following is a list of your directors, if applicable, and officers as of the effective date shown above:

     NAME OF EACH DIRECTOR/OFFICER                   POSITION(S) HELD
     -----------------------------                   ----------------

________________________________________       _________________________________

________________________________________       _________________________________

________________________________________       _________________________________

________________________________________       _________________________________

         2. OWNERS. The following list includes the full name and mailing address of each person who is one of your owners (as defined in the Franchise Agreement) and fully describes the nature of each owner's interest.


______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________



______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________



           OWNER'S NAME AND ADDRESS:             DESCRIPTION OF TRUST
           -------------------------             --------------------

______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________



______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________



KRISPY KREME DOUGHNUT CORPORATION         NAME



By: __________________________________    By: __________________________________
Title: Senior Vice President              Title: _______________________________
       of Franchising

                                    EXHIBIT B

                                    TERRITORY


         The Territory referred to in Section 1.E. of the Franchise Agreement shall be as follows:

         ____________       one-eighth (1/8) mile radius from the Site of the
                            Store in Urban areas

         ____________       one (1) mile radius from the Site of the STORE in
                            Suburban areas


























KRISPY KREME DOUGHNUT CORPORATION                NAME



By: _______________________________________      By: ___________________________
Title: Senior Vice President of Franchising      Title: ________________________



                                      B-1